Exhibit 10.2

QUANTINUUM HOLDINGS, LLC
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
Dated as of [ ● ], 2026

THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

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Schedules

Schedule 1	–	Schedule of Members

Exhibits

Exhibit A	–	Form of Joinder Agreement
Exhibit B-1	–	Form of Agreement and Consent of Spouse
Exhibit B-2	–	Form of Spouse’s Confirmation of Separate Property
Exhibit C	–	Policy Regarding Certain Equity Issuances
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QUANTINUUM HOLDINGS, LLC
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) of Quantinuum Holdings, LLC, a Delaware limited liability company (the “Company”), dated as of [ ● ], 2026 (the “Effective Date”), is entered into by and among the Company, Quantinuum Inc., a Delaware corporation (the “Corporation”), as the sole managing member of the Company and each of the other Members (as defined herein).
RECITALS
WHEREAS, unless the context otherwise requires, capitalized terms used herein have the respective meaning ascribed to them in Article I;
WHEREAS, the Company was formed as a limited liability company with the name “Quantinuum Holdings, LLC”, pursuant to and in accordance with the Delaware Act by the filing of the certificate of formation (the “Certificate”) with the Secretary of State of the State of Delaware pursuant to Section 18-201 of the Delaware Act on April 21, 2026;
WHEREAS, immediately prior to the date hereof, the Company was governed by that certain Operating Agreement of the Company, dated as of April 21, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with all schedules, exhibits and annexes thereto, the “Original LLC Agreement”), among the Company and Honeywell International Inc., a Delaware corporation (the “HON Member”) and adopted and approved by the HON Member as the Managing Member (as defined in the Original LLC Agreement);
WHEREAS, the Company is the sole member of Quantinuum Merger Sub Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Merger Sub”);
WHEREAS, on the date hereof and immediately prior to the IPO (as defined below), Merger Sub will merge with and into Quantinuum, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Quantinuum (Cayman)”), with Quantinuum (Cayman) surviving as a wholly owned subsidiary of the Company (the “Merger”), pursuant to which the former holders of equity interests of Quantinuum (Cayman) (the “Former QL Holders”) will, by virtue of the Merger, receive the newly issued Common Units (as defined below) and become Members of the Company, and as a result of the Merger, the Company will be treated as a continuation of Quantinuum (Cayman) for U.S. federal income tax purposes pursuant to Section 708 of the Code;

WHEREAS, immediately following the Merger, Colorado Holdco, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Blocker”), will merge with and into the Corporation with the Corporation surviving the merger (the “Blocker Merger”), pursuant to which the Corporation will, by virtue of the Merger, receive the number of Common Units issued to the Blocker in the Merger;
WHEREAS, the number of Common Units held by each Former QL Holder and the Corporation following the Merger and the Blocker Merger are set forth opposite such Person’s name on Schedule 1;
WHEREAS, in connection with the Merger, the Blocker Merger and the IPO, the Corporation will become the sole managing member of the Company and the Company and the Corporation will effectuate certain other transactions to combine the businesses of the Company and the Corporation;
WHEREAS, in connection with the IPO, the Corporation will issue shares of its Class A Common Stock in an initial public offering of its Class A Common Stock (the “IPO”) and use the net proceeds received from the IPO (the “IPO Net Proceeds”) to purchase newly issued Common Units from the Company pursuant to the Master Reorganization Agreement (the “Unit Purchase”);
WHEREAS, in connection with the foregoing matters, the Company and the Members desire to continue the Company without dissolution and amend and restate the Original LLC Agreement in its entirety as of the Effective Date to reflect, among other things, (a) the admission of the Former QL Holders as Members, (b) the admission of the Corporation as a Member and its designation as sole Manager the Company and (c) the other rights and obligations of the Members, the Company, the Manager and the Corporation, in each case, as provided and agreed upon in the terms of this Agreement as of the Effective Date, at which time the Original LLC Agreement shall be superseded entirely by this Agreement and shall be of no further force or effect; and
WHEREAS, the Managing Member (as defined in the Original LLC Agreement), by resolution dated, [ ● ], 2026, has consented to the amendment and restatement of the Original LLC Agreement and the adoption of this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original LLC Agreement is hereby amended and restated in its entirety and the Company, the Corporation and the other Members, each intending to be legally bound, each hereby agrees as follows:
ARTICLE I.
DEFINITIONS
The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Additional Member” has the meaning set forth in Section 12.02.
“Adjusted Capital Account Deficit” means, with respect to the Capital Account of any Member as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be:
(a)    reduced for any items described in Treasury Regulations Sections 1.704- 1(b)(2)(ii)(d)(4), (5) and (6); and
(b)    increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain).
“Admission Date” has the meaning set forth in Section 10.06.
“Affiliate” (and with correlative meaning “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, such Person. The term “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement or otherwise) of a Person. With respect to each Member other than the Corporation, each of the following shall be deemed an “Affiliate”: (a) a trust, family limited partnership or similar estate planning vehicle, under which the distribution of Units may be made only to beneficiaries who are such Member, such Member’s current or former spouse, siblings, parents or spouse’s or former spouse’s parents or siblings or lineal descendants (whether natural or adopted) of the Member, such Member’s current or former spouse, siblings, parents or current or former spouse’s parents or siblings and any charitable foundation of such Member, (b) a charitable remainder trust, the income of which shall be paid to such Member during such Member’s life and (c) such Member’s current or former spouse, siblings, parents or current or former spouse’s parents or siblings or lineal descendants (whether natural or adopted) of the Member, such Member’s current or former spouse, siblings, parents or current or former spouse’s siblings or parents and any charitable foundation or other charitable donee of such Member. Notwithstanding the foregoing, the HON Member and the CQH Member shall not be deemed to be an Affiliate of the Company or the Corporation or any subsidiary or controlled Affiliate of the Company or the Corporation (or vice versa).
“Agreement” has the meaning set forth in the Preamble.
“Allocation Period” means, as applicable, the period (a) beginning the day following the end of a prior Allocation Period and (b) ending: (i) on the last day of each Fiscal Year, (ii) the day preceding any day in which an adjustment to the Book Value of the Company’s properties pursuant to clauses (b)(i), (b)(ii), (b)(iii) or (b)(v) of the definition of Book Value occurs, (iii) immediately after any day in which an adjustment to the Book Value of the Company’s properties pursuant to clause (b)(iv) of the definition of Book Value occurs or (iv) on any other date determined by the Manager.
“Assignee” means a Person to whom a Unit has been transferred but who has not become a Member pursuant to Article XII.
“Black-Out Period” means any “black-out” or similar period under the Corporation’s policies covering trading in the Corporation’s securities to which the applicable Redeeming Member is subject (or will be subject at such time as it owns Class A Common Stock), which period restricts the ability of such Redeeming Member to immediately resell shares of Class A Common Stock to be delivered to such Redeeming Member in connection with a Share Settlement.
“Block Transfer” means any Redemption by a Member and any related persons (within the meaning of Section 267(b) or 707(b)(1) of the Code) in one or more transactions during any thirty (30) calendar day period of Common Units representing in the aggregate more than two percent (2%) of the total interests in the Company’s capital or profits, which meets the requirements of a “block transfer” pursuant to Treasury Regulations Section 1.7704-1(e)(2).
“Book Value” means, with respect to any property of the Company, the Company’s adjusted basis for U.S. federal income tax purposes, except as follows:
(a)    The initial Book Value of any property contributed by a Member to the Company shall be the Fair Market Value of such property as of the date of such contribution;
(b)    The Book Values of all properties shall be adjusted to equal their respective Fair Market Values to reflect any Unrealized Gain or Unrealized Loss attributable to such Company assets as of the following times: (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of services to or for the benefit of the Company, (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company, (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s) or (v) any other event to the extent determined by the Manager to be permitted and necessary to properly reflect Book Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (b)(i), (b)(ii) and (b)(iv) above shall be made only if the Manager determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any noncompensatory options are outstanding upon the occurrence of an event described in clauses (b)(i) through (b)(v) above, the Company shall adjust the Book Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);
(c)    In determining such Unrealized Gain or Unrealized Loss, the aggregate Fair Market Values of all Company property (including cash or cash equivalents) immediately prior to the issuance of additional Equity Securities of the Company that are treated as equity for U.S. federal income tax purposes shall be determined by the Manager using such reasonable method of valuation as it may adopt. For the avoidance of doubt, the preceding sentence shall apply in the case of a Revaluation Event resulting from the exercise of a noncompensatory option or a Revaluation Event in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s), immediately after the issuance of Equity Securities of the Company that are treated as equity for U.S. federal income tax purposes acquired pursuant to the exercise of such noncompensatory option. In making its determination of the Fair Market Values of individual properties, the Manager may: (i) reasonably determine an aggregate value for the assets of the Company that takes into account the current trading price of the Class A Common Stock, the fair market value of all other Equity Securities at such time and the amount of Company liabilities and (ii) allocate such aggregate value among the individual properties of the Company (in such manner as the Manager reasonably determines appropriate). Absent a contrary determination by the Manager, the aggregate Fair Market Values of all Company assets (including cash or cash equivalents) immediately prior to a Revaluation Event shall be the value that would result in the Per Unit Capital Amount of each Common Unit that is outstanding prior to such Revaluation Event being equal to the Event Issue Value;
(d)     The Book Value of property distributed to a Member shall be adjusted to equal the Fair Market Value of such property as of the date of such distribution to reflect any Unrealized Gain or Unrealized Loss attributable to any Company asset; and
(e)    The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Section 734(b) of the Code (including any such adjustments pursuant to Treasury Regulations Section 1.734-2(b)(1)), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and clause (e) of the definition of Net Profits or Net Losses or Section 5.03(f). Notwithstanding the foregoing, the Book Value of property shall not be adjusted pursuant to this clause (e) if the Manager reasonably determines an adjustment pursuant to clause (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (e).
(f)    If the Book Value of property has been determined or adjusted pursuant to clauses (a), (b) or (e) of this definition, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Net Profits, Net Losses and other items allocated pursuant to Section 5.02 and Section 5.03.

“Business Day” means any day other than a Saturday, Sunday or day on which banks located in New York City, New York are authorized or required by Law to close.
“Capital Account” means the capital account maintained for a Member in accordance with Section 5.01.
“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Member (or such Member’s predecessor) contributes (or is deemed to contribute) to the Company pursuant to Article III hereof.
“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the Redeemed Units Equivalent; provided, that such funds were received from a Qualified Offering.
“Certificate” has the meaning set forth in the Preamble.
“Certificate of Formation” means the Certificate of Formation of the Company, as amended from time to time.
“Change of Control” means the occurrence of any of the following events:
(1) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding (i) any employee benefit plan of such person and its subsidiaries, (ii) any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (iii) Permitted Transferees) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of voting securities representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding voting securities of the Corporation;
(2) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated a sale or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets (including a sale of all or substantially all of the assets of the Company);
(3) there is consummated a merger or consolidation of the Corporation with any other corporation or entity and, immediately after the consummation of such merger or consolidation, the voting securities of the Corporation outstanding immediately prior to such merger or consolidation do not continue to represent, or are not converted into, voting securities representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or
(4) the Corporation ceases to be the sole Manager of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A Common Stock, Class B Common Stock, preferred stock and/or any other class or classes of capital stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.
“Change of Control Date” has the meaning set forth in Section 10.09(a).
“Change of Control Transaction” means any Change of Control that was approved by the Corporate Board prior to such Change of Control.
“Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Corporation.
“Class B Common Stock” means the shares of Class B common stock, par value $0.0001 per share, of the Corporation.
“Closing Sale Price” means, for any share of Class A Common Stock as of any date, the last trade price for such share on the Trading Market, as reported by Bloomberg Financial Markets or, if the Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such share prior to 4:00:00 p.m., New York Time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such share in the over-the-counter market on the electronic bulletin board for such share as reported by Bloomberg Financial Markets or, if no last trade price is reported for such share by Bloomberg Financial Markets, the Closing Sale Price of such share on such date shall be the fair market value as determined by the Corporation in its reasonable discretion.
“Code” means the United States Internal Revenue Code of 1986, as amended. Unless the context requires otherwise, any reference herein to a specific section of the Code shall be deemed to include any corresponding provisions of future Law as in effect for the relevant taxable period.
“Common Unit” means a Unit designated as a “Common Unit” and having the rights and obligations specified with respect to the Common Units in this Agreement.
“Common Unit Redemption Price” means, with respect to any Redemption or Direct Exchange, the net amount, on a per share basis, received as a result of a substantially contemporaneous Qualified Offering of Class A Common Stock by the Corporation.
“Company” has the meaning set forth in the Preamble.
“Company Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Company Representative” has the meaning assigned to the term “partnership representative” in Section 6223 of the Code and any Treasury Regulations or other administrative or judicial pronouncements promulgated thereunder.
“Confidential Information” has the meaning set forth in Section 15.02(a).
“CQH Member” means Cambridge Quantum Holdings Limited.
“Corporate Board” means the board of directors of the Corporation.
“Corporate Incentive Award Plan” means the 2026 Incentive Award Plan of the Corporation, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Corporation” has the meaning set forth in the recitals to this Agreement, together with its successors and assigns.
“Corresponding Rights” means any rights issued with respect to a share of Class A Common Stock or Class B Common Stock pursuant to a “poison pill” or similar stockholder rights plan approved by the Corporate Board.
“Credit Agreements” means any promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Company or any of its Subsidiaries is or becomes a borrower, as such instruments or agreements may be amended, restated, supplemented or otherwise modified from time to time and including any one or more refinancing or replacements thereof, in whole or in part, with any other debt facility or debt obligation, for as long as the payee or creditor to whom the Company or any of its Subsidiaries owes such obligation is not an Affiliate of the Company.
“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as it may be amended from time to time, and any successor thereto.
“Depreciation” means, for each applicable Allocation Period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Allocation Period, except that (a) with respect to any such property the Book Value of which differs from its adjusted basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Allocation Period shall be the amount of book basis recovered for such Allocation Period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2) and (b) with respect to any other such property the Book Value of which differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such Allocation Period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such Allocation Period bears to such beginning adjusted basis. Notwithstanding the foregoing, if the adjusted basis for U.S. federal income tax purposes of an asset at the beginning of such Allocation Period is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Book Value using any reasonable method selected by the Manager.
“DGCL” means the General Corporation Law of the State of Delaware, as it may be amended from time to time.
“Direct Exchange” has the meaning set forth in Section 11.03(a).
“Discount” has the meaning set forth in Section 6.06.
“Disinterested Majority” means a majority of the directors of the Corporate Board who are disinterested, as determined by the Corporate Board in accordance with the DGCL, with respect to the matter being considered by the Corporate Board; provided, that to the extent a matter being considered by the Corporate Board is required to be considered by disinterested directors under the rules of the Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the Stock Exchange, the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading, the Securities Act or the Exchange Act, such rules with respect to the definition of disinterested director shall apply solely with respect to such matter.
“Distributable Cash” means, as of any relevant date on which a determination is being made by the Manager regarding a potential distribution pursuant to Section 4.01(a) or Section 4.01(b), the amount of cash that could be distributed by the Company for such purposes in accordance with any applicable Credit Agreements (and without otherwise violating any applicable provisions of any applicable Credit Agreements) and applicable Law.
“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that the following shall not be a Distribution: any recapitalization or any exchange of securities of the Company, in each case, that does not result in the distribution of cash or property (other than securities of the Company) to Members, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units.
“Effective Date” has the meaning set forth in the Preamble.
“Election Notice” has the meaning set forth in Section 11.01(b).
“Equity Plan” means any option, stock, unit, stock unit, appreciation right, phantom equity or other incentive equity or equity-based compensation plan or program, in each case, now or hereafter adopted by the Company or the Corporation, including the Corporate Incentive Award Plan.
“Equity Securities” means, with respect to any Person, (a) Units or other equity interests in such Person or any Subsidiary of such Person (including, with respect to the Company and its

Subsidiaries, other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Manager pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company or any Subsidiary of the Company), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into any equity interests in such Person or any Subsidiary of such Person and (c) warrants, options or other rights to purchase or otherwise acquire any equity interests in such Person or any Subsidiary of such Person.
“Estate Planning Vehicle” means, with respect to any Member (or former Member) that is a natural person, (a) a trust which is at all times controlled by such Member (or former Member) under which a distribution of such Member’s (or former Member’s) Units may be made only to beneficiaries who are such Member (or former Member), his or her spouse, his or her parents or his or her lineal descendants, (b) a charitable remainder trust which is at all times controlled by such Member (or former Member), the income from which will be paid to such Member (or former Member) during his or her life, (c) a corporation, the sole assets of which are Equity Securities in the Company, and at all times the majority and controlling shareholder of which is only such Member (or former Member) and the remaining shareholders of which are either such Member (or former Member) or his or her spouse, his or her parents or his or her lineal descendants and (d) a partnership or limited liability company, the sole assets of which are Equity Securities in the Company, and at all times the general partner or managing or majority member of which is only such Member (or former Member), and the remaining partners or members of which are either such Member (or former Member) or his or her spouse, his or her parents or his or her lineal descendants.
“Event Issue Value” means, with respect to any Common Unit as of any date of determination, (a) in the case of a Revaluation Event that includes the issuance of Common Units to the Corporation with respect to a public offering by the Corporation, the price paid by the Corporation for such Common Units (in accordance with this Agreement) or (b) in the case of any other Revaluation Event, the Closing Sale Price of the Class A Common Stock on the date of such Revaluation Event or, if the Manager determines that a value for the Common Unit other than such Closing Sale Price more accurately reflects the Event Issue Value, the value determined by the Manager.
“Event of Withdrawal” means the occurrence of any event that terminates the continued membership of a Member in the Company. “Event of Withdrawal” shall not include an event that (a) terminates the existence of a Member for U.S. federal income tax purposes (including, without limitation, (i) a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, (ii) a sale of assets by, or liquidation of, a Member pursuant to an election under Sections 336 or 338 of the Code or (iii) merger, severance or allocation within a trust or among sub-trusts of a trust that is a Member) but that (b) does not terminate the existence of such Member under applicable state Law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Units of such trust that is a Member).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder and any successor to such statute, rules or regulations.
“Exchange Election Notice” has the meaning set forth in Section 11.03(b).
“Excise Tax Reimbursement” has the meaning set forth in Section 4.01(b)(ii).
“Fair Market Value” of a specific asset of the Company will mean the amount which the Company would receive in an all-cash sale of such asset in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the Manager (or, if pursuant to Section 14.02, the Liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.
“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.
“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, county, municipal, district, territory or other political subdivision of (a) or (b) of this definition, including, but not limited to, any county, municipal or other local subdivision of the foregoing or (d) any agency, arbitrator or arbitral body (public or private), authority, board, body, bureau, commission, court, department, entity, instrumentality, organization (including any public international organization such as the United Nations) or tribunal exercising executive, legislative, judicial, quasi-judicial, regulatory or administrative functions of or pertaining to government on behalf of (a), (b) or (c) of this definition.
“Indemnified Person” has the meaning set forth in Section 7.04(a).
“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time.
“IPO” has the meaning set forth in the Recitals.
“IPO Net Proceeds” has the meaning set forth in the Recitals.
“IRS” means the U.S. Internal Revenue Service.
“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.
“Law” means all laws, statutes, acts, constitutions, treaties, principles of common law, codes, ordinances, rules and regulations of any Governmental Entity.
“Liquidating Event” has the meaning set forth in Section 14.01.

“Liquidator” has the meaning set forth in Section 14.02.
“Manager” has the meaning set forth in Section 6.01.
“Master Reorganization Agreement” means that certain Master Reorganization Agreement, dated as of the Effective Date, by and among the Company, the Corporation, Quantinuum (Cayman), Colorado Holdco, an exempted company incorporated with limited liability under the laws of the Cayman Islands, and Merger Sub, effecting certain corporate actions to facilitate the IPO.
“Member” means, as of any date of determination, (a) each of the members named on the Schedule of Members and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XII, but in each case only so long as such Person is shown on the Company’s books and records as the owner of one or more Units, each in its capacity as a member of the Company.
“Member Nonrecourse Debt” means liabilities of the Company treated as “partner nonrecourse debt” under Treasury Regulations Section 1.704-2(b)(4).
“Member Nonrecourse Debt Minimum Gain” has the meaning of “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i)(2).
“Member Nonrecourse Deductions” means, in any year, the Company deductions that are characterized as “partner nonrecourse deductions” under Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).
“Merger” has the meaning set forth in the recitals to this Agreement.
“Merger Agreement” means that certain Merger Agreement, dated as of the Effective Date, by and between the Company, Merger Sub and Quantinuum (Cayman).
“Minimum Redemption Number” with respect to a Redemption by any Member means the lesser of (i) 10,000 Common Units and (ii) all of the Common Units held by the Redeeming Member.
“Net Profit” and “Net Loss” means, for each applicable Allocation Period, an amount equal to the Company’s taxable income or loss for such Allocation Period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, deduction or credit required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):
(a)    any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition of “Net Profit” and “Net Loss” shall be added to such taxable income or loss;

(b)    any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profit and Net Loss pursuant to this definition of “Net Profit” and “Net Loss,” shall be subtracted from such taxable income or loss;
(c)    gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Book Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Book Value;
(d)    in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Period, computed in accordance with the definition of Depreciation;
(e)    to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Profit or Net Loss;
(f)    if the Book Value of any asset of the Company is adjusted in accordance with clause (b) or (d) of the definition of Book Value, the amount of such adjustment shall be taken into account, in the applicable Allocation Period, as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss; and
(g)    notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 5.03 shall not be taken into account in computing Net Profit and Net Loss.
The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 5.03 shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.
“Non-Foreign Person Certificate” has the meaning set forth in Section 11.06(a).
“Officer” has the meaning set forth in Section 6.01(b).
“One-to-One Ratios” has the meaning set forth in Section 3.03(a).
“Original LLC Agreement” has the meaning set forth in the Recitals.
“Other Agreements” has the meaning set forth in Section 10.04.

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, as amended, together with any final or temporary Treasury Regulations and other official guidance interpreting Sections 6221 through 6241 of the Code, as amended (and any analogous provision of state or local tax Law).
“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any class of Units held by a Member.
“Percentage Interest” means, with respect to a Member at a particular time, such Member’s percentage interest in the Company determined by dividing the number of such Member’s Units by the total number of Units of all Members at such time. The Percentage Interest of each Member shall be calculated to the fourth decimal place.
“Permitted Pledge” means any pledge, hypothecation or grant of security over Units by a Member or any Affiliate thereof with respect to all or any portion of its Units (or any beneficial interest therein) to or in favor of any bank or financial institution as collateral for (a) any loan, advance, extension of credit or (b) any derivative transaction referencing the Class A Common Stock (including, without limitation, any transaction which transfers some or all of the economic risk of ownership of Class A Common Stock, including any forward contract, equity swap, put or call, put or call equivalent position, collar, sale of exchangeable security or any similar transaction), in the case of each of clause (a) and (b), other than a total return swap or other transaction or instrument which is deemed to transfer some or all of the beneficial ownership of any Units for U.S. federal income tax purposes.
“Permitted Transfer” has the meaning set forth in Section 10.02.
“Permitted Transferee” has the meaning set forth in Section 10.02.
“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.
“Prime Rate” means, on any date, a variable rate per annum equal to the most recent “Prime Rate” posted on the “Money Rates” page of The Wall Street Journal (or, if more than one rate is published as the Prime Rate, then the highest of such rates).
“pro rata,” “pro rata portion,” “according to their interests,” “ratably,” “proportionately,” “proportional,” “in proportion to,” “based on the number of Units held,” “based upon the percentage of Units held,” “based upon the number of Units outstanding,” and other terms with similar meanings, when used in the context of a number of Units of the Company relative to other Units, means as amongst an individual class of Units, pro rata based upon the number of such Units within such class of Units.
“Pubco Offer” has the meaning set forth in Section 10.09(b).

“Qualified Offering” means any follow-on or qualified public or private offering of shares of Class A Common Stock by the Corporation following the date hereof.
“Quarterly Redemption Date” means, for each calendar quarter in a Restricted Fiscal Year following the consummation of the IPO: (a) the later to occur of either (i) the completion of the second Trading Day after the date on which the Corporation makes a public news release of its quarterly earnings for the prior calendar quarter and (ii) the first day of each calendar quarter on which directors and executive officers of the Corporation are permitted to trade under the applicable policies of the Corporation related to trading by directors and executive officers or (b) such other date as the Corporation shall determine in its sole discretion is in the best interest of the Members (other than the Corporation). The Corporation will deliver notice of the Quarterly Redemption Date to each Member (other than the Corporation) at least seventy-five (75) days prior to each Quarterly Redemption Date.
“Redeemed Units” has the meaning set forth in Section 11.01(a).
“Redeemed Units Equivalent” means the product of (a) the applicable number of Redeemed Units, multiplied by (b) the Common Unit Redemption Price.
“Redeeming Member” has the meaning set forth in Section 11.01(a).
“Redemption” has the meaning set forth in Section 11.01(a).
“Redemption Date” has the meaning set forth in Section 11.01(a).
“Redemption Notice” has the meaning set forth in Section 11.01(a).
“Redemption Right” has the meaning set forth in Section 11.01(a).
“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Corporation, certain of the Members as of the date hereof and certain other Persons whose signatures are affixed thereto (together with any joinder thereto from time to time by any successor or assign to any party to such agreement).
“Regulatory Allocations” has the meaning set forth in Section 5.03(g).
“Restricted Fiscal Year” means any Fiscal Year during which the Manager determines the Company does not satisfy the private placement safe harbor of Treasury Regulations Section 1.7704-1(h).
“Retraction Notice” has the meaning set forth in Section 11.01(c).
“Revaluation Event” means an event that results in an adjustment of the Book Value of each Company property pursuant to clauses (b) and (e) of the definition of Book Value.
“Schedule of Members” has the meaning set forth in Section 3.01(b).

“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.
“Share Settlement” means a number of shares of Class A Common Stock (together with any Corresponding Rights) equal to the number of Redeemed Units.
“Stock Exchange” means the NASDAQ Global Market.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, variable interest entity or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association, variable interest entity or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company. For the avoidance of doubt, the “Subsidiaries” of the Company shall include any and all of the Company’s direct and indirect, greater than fifty percent (50%) owned joint ventures.
“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 12.01.
“Tax Distributions” has the meaning set forth in Section 4.01(b)(i).
“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of the date hereof, by and among the Corporation and the Company, on the one hand, and the TRA Parties (as such term is defined in the Tax Receivable Agreement) party thereto, on the other hand (together with any joinder thereto from time to time by any successor or assign to any party to such agreement) (as it may be amended from time to time in accordance with its terms).
“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02.
“Trading Day” means any day on which shares of Class A Common Stock are actually traded on the principal securities exchange or securities market on which shares of Class A Common Stock are then traded.

“Trading Market” means the Stock Exchange or if the Class A Common Stock is ever listed or traded on any other national exchange or principal quotation system, such market or exchange that is at the applicable time the principal trading platform, market or exchange for the Class A Common Stock.
“Transfer” (and, with a correlative meaning, “Transferred” and “Transferring”) means any sale, transfer, assignment, redemption, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) any interest (legal or beneficial) in any Equity Securities of the Company or (b) any equity or other interest (legal or beneficial) in any Member that is not an institutional investor if substantially all of the assets of such Member consist solely of Units.
“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.
“Underwriting Agreement” means the Underwriting Agreement, dated as of the date hereof, by and among the Corporation, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC.
“Unit” means the fractional interest of a Member in Net Profits, Net Losses and Distributions of the Company and otherwise having the rights and obligations specified with respect to “Units” in this Agreement; provided, however, that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement applicable to such class or group of Units.
“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Fair Market Value of such property as of such date (as determined under clause (c) of the definition of Book Value) over (b) the Book Value of such property as of such date (prior to any adjustment to be made pursuant to clause (b) of the definition Book Value as of such date).
“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Book Value of such property as of such date (prior to any adjustment to be made pursuant to clause (b) of the definition of Book Value as of such date) over (b) the Fair Market Value of such property as of such date (as determined under clause (c) of the definition of Book Value).
“Unvested Corporate Shares” means shares of Class A Common Stock issuable pursuant to awards granted under an Equity Plan that are not Vested Corporate Shares.
“Vested Corporate Shares” means the shares of Class A Common Stock issued pursuant to awards granted under an Equity Plan with respect to which the value of such shares have been includible in taxable income.

“Vesting Date” has the meaning set forth in Exhibit C.
“Withholding Advances” has the meaning set forth in Section 5.05(c).
ARTICLE II.ORGANIZATIONAL MATTERS
Section 2.01    Formation of the Company. The Company was formed on April 21, 2026 pursuant to the provisions of the Delaware Act. The filing of the Certificate with the Secretary of State of the State of Delaware is hereby ratified and confirmed in all respects.
Section 2.02    Amended and Restated Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of amending, restating and superseding the Original LLC Agreement in its entirety and otherwise establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company set forth in Section 2.06 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement. Neither any Member nor the Manager nor any other Person shall have appraisal rights with respect to any Units.
Section 2.03    Name. The name of the Company continued without dissolution hereby is “Quantinuum Holdings, LLC”. The Manager in its sole discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all of the Members. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.
Section 2.04    Purpose; Powers. The primary business and purpose of the Company shall be to engage in such activities as are permitted under the Delaware Act and determined from time to time by the Manager in accordance with the terms and conditions of this Agreement. The Company shall have the power and authority to take (directly or indirectly through its Subsidiaries) any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to accomplish the foregoing purpose.
Section 2.05    Principal Office; Registered Office. The principal office of the Company shall be located at such place or places as the Manager may from time to time designate, each of which may be within or outside the State of Delaware. The address of the registered office of the Company in the State of Delaware shall be c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be Corporation Service Company. The Manager may from time to time change the Company’s registered agent and registered office in the State of Delaware.

Section 2.06    Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in perpetuity unless dissolved in accordance with the provisions of Article XIV.
Section 2.07    No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.07 and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.
ARTICLE III.
MEMBERS; UNITS; CAPITALIZATION
Section 3.01    Members.
(a)    In connection with the Merger and the IPO, as applicable, the Former QL Holders and the Corporation were admitted as Members and acquired Common Units pursuant to the Merger Agreement or the Master Reorganization Agreement, as applicable.
(b)    The Company shall maintain a schedule setting forth: (i) the name and address of each Member and (ii) the aggregate number of outstanding Units and the number and class of Units held by each Member (such schedule, the “Schedule of Members”). The applicable Schedule of Members in effect as of the Effective Date and after giving effect to the Merger and the Blocker Merger is reflected in Schedule 1 to this Agreement. Following the Unit Purchase, the Manager shall update the Schedule of Members to reflect the additional Common Units acquired by the Corporation. The Company shall also maintain a record of (1) the Capital Account of each Member on the Effective Date, (2) the aggregate amount of cash Capital Contributions that has been made by the Members with respect to their Units and (3) the Fair Market Value of any property other than cash contributed by the Members with respect to their Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) in its books and records. The Schedule of Members may be updated by the Manager without the consent of any Member in the Company’s books and records from time to time and as so updated, it shall be the definitive record of ownership of each Unit of the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person properly registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act or other applicable Law.

(c)    No Member shall be required, except for a Capital Contribution by the Corporation pursuant to Section 3.03(c) or Section 11.02 or, except as approved by the Manager pursuant to Section 6.01 and in accordance with the other provisions of this Agreement or except for a loan by the Corporation pursuant to Section 3.03(c), permitted to (i) loan any money or property to the Company, (ii) borrow any money or property from the Company or (iii) make any additional Capital Contributions.
Section 3.02    Units.
(a)    Interests in the Company shall be represented by Units or such other securities of the Company, in each case as the Manager may establish in its discretion in accordance with the terms and subject to the restrictions hereof. At the Effective Date, the Units will be comprised of a single class of Common Units.
(b)    Subject to Section 3.03(a), the Manager may (i) issue additional Common Units at any time in its sole discretion and (ii) create and issue one or more classes or series of Units or preferred Units solely to the extent such new class or series of Units or preferred Units are substantially economically equivalent to a class or series of common or other stock of the Corporation or class or series of preferred stock of the Corporation, respectively; provided, that as long as there are any Members (other than the Corporation and its Subsidiaries) (x) no such new class or series of Units may deprive such Members of or dilute or reduce the allocations and distributions they would have received and the other rights and benefits to which they would have been entitled, in respect of their Units if such new class or series of Units had not been created and (y) no such new class or series of Units may be issued, in each case, except to the extent (and solely to the extent) the Company actually receives cash in an aggregate amount, or other property with a Fair Market Value in an aggregate amount, equal to the aggregate distributions that would be made in respect of such new class or series of Units if the Company were liquidated immediately after the issuance of such new class or series of Units. When any such other Units or other Equity Securities are authorized and issued, the Schedule of Members and this Agreement shall be amended by the Manager without the consent of any Member or any other Person to reflect such additional issuances.
(c)    Subject to Section 15.03, the Manager may amend this Agreement, without the consent of any Member or any other Person, in connection with the creation and issuance of such classes or series of Units, pursuant to Section 3.02(b), Section 3.03(b) or Section 3.09.
Section 3.03    Authorization and Issuance of Additional Units.
(a)    The Company and the Corporation shall, notwithstanding any other provision of this Agreement, undertake all actions, including, without limitation, an issuance, reclassification, distribution, division, repurchase, redemption, cancellation or recapitalization, with respect to the Common Units, the Class A Common Stock or the Class B Common Stock, as applicable, to maintain at all times (i) a one-to-one ratio between the number of Common Units owned by the Corporation, directly or indirectly, and the number of outstanding shares of Class A Common Stock, (ii) a one-to-one ratio between the number of Common Units owned by Members (other than the Corporation and its Subsidiaries), directly or indirectly, and the number of outstanding shares of Class B Common Stock owned by such Members, directly or indirectly and (iii) a one-to-one ratio between any other outstanding Equity Securities (including any Corresponding Rights) of the Corporation and the corresponding class of Equity Securities (including any Corresponding Rights) of the Company, which are held by the Corporation (collectively, the “One-to-One Ratios”), in each case disregarding, for purposes of maintaining the one-to-one ratio, (A) Unvested Corporate Shares, (B) treasury stock or (C) the issuance under the Corporation’s employee benefit plans of any warrants, options, other rights to acquire Equity Securities of the Corporation or rights or property that may be converted into or settled in Equity Securities of the Corporation (including any conversion rights in preferred stock or debt), but the One-to-One Ratios shall in each of the foregoing cases apply to the issuance of Equity Securities of the Corporation in connection with the exercise or settlement of such rights, warrants, options or other rights or property. In the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems Class A Common Stock, Class B Common Stock, Equity Securities or capital stock in a transaction not contemplated in this Agreement, the Manager, the Company and the Corporation shall, notwithstanding any other provision of this Agreement to the contrary, take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the One-to-One Ratios are maintained. The Company, the Manager and the Corporation shall not undertake any subdivision (by any Common Unit split, stock split, Common Unit distribution, stock distribution, reclassification, division, recapitalization or similar event) or combination (by reverse Common Unit split, reverse stock split, reclassification, division, recapitalization or similar event) of the Common Units or Equity Securities of the Company or the Class A Common Stock, Class B Common Stock or Equity Securities of the Corporation, as applicable, that is not accompanied by an identical subdivision or combination at the Corporation or the Company, as applicable, and as necessary, to maintain at all times the One-to-One Ratios, unless such action is necessary to maintain at all times the One-to-One Ratios.
(b)    The Company shall only be permitted to issue additional Common Units and/or establish other classes or series of Units or other Equity Securities in the Company to the Persons and on the terms and conditions provided for in Section 3.02, this Section 3.03, Section 3.09 and Section 3.10. Subject to the foregoing, the Manager may cause the Company to issue additional Common Units authorized under this Agreement and/or establish other classes or series of Units or other Equity Securities in the Company at such times and upon such terms as the Manager shall determine and the Manager shall amend this Agreement solely to the extent necessary in connection with the issuance of additional Common Units, to establish other classes or series of Units or other Equity Securities in the Company or admission of Additional Members under this Section 3.03, in each case without the requirement of any consent or acknowledgement of any other Member or any other Person and notwithstanding anything to the contrary herein, including Section 15.03.
(c)    Notwithstanding anything to the contrary herein, except to the extent described in Section 3.03(a) and Section 3.03(b), from time to time at its sole discretion, (i) the Corporation may make loans to the Company and its Subsidiaries and (ii) the Corporation may contribute property (including cash (which, for the avoidance of doubt, includes any cash distributed by the Company to the Corporation that the Corporation determines is in excess of any monetary obligations the Corporation reasonably anticipates) and/or the loans described in the foregoing clause (i)) to the Company. Upon each contribution described in the foregoing clause (ii) and after giving proper effect to all related transactions, the Company shall (x) issue to the Corporation such number of Common Units or Equity Securities of the Company as necessary to maintain the One-to-One Ratios, if any, or the economic parity between one share of Class A Common Stock and one Common Unit and/or (y) in the Manager’s sole discretion, cancel such number of Common Units or Equity Securities of the Company held by Members other than the Corporation on a pro rata basis (based on the number of Common Units held by each such Member) as necessary to maintain the One-to-One Ratios or the economic parity between one share of Class A Common Stock and one Common Unit.
Section 3.04    Repurchase or Redemption of Shares of Class A Common Stock; Other Redemptions or Repurchases. If at any time, any shares of Class A Common Stock are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Corporation for cash, then the Manager shall cause the Company, immediately prior to such repurchase or redemption of Class A Common Stock, to redeem a corresponding number of Common Units held (directly or indirectly) by the Corporation, at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Class A Common Stock being repurchased or redeemed by the Corporation (plus any expenses related thereto) and upon such other terms as are the same for the shares of Class A Common Stock being repurchased or redeemed by the Corporation; provided, if the Corporation uses funds received from distributions from the Company or the net proceeds from an issuance of Class A Common Stock to fund such repurchase or redemption, then the Company shall cancel a corresponding number of Common Units held (directly or indirectly) by the Corporation for no consideration. The Corporation may not redeem, repurchase or otherwise acquire any other Equity Securities of the Corporation unless substantially simultaneously the Company redeems, repurchases or otherwise acquires (and the Company agrees to so redeem, repurchase or otherwise acquire) from the Corporation (and the Corporation agrees to deliver to the Company) an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Corporation for the same price per security. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Corporation shall make any repurchase, redemption or other acquisition if such repurchase, redemption or other acquisition or the corresponding repurchase, redemption or other acquisition at the other of the Company or the Corporation, would violate any applicable Law.
Section 3.05    Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.
(a)    Units shall not be certificated unless otherwise determined by the Manager. If the Manager determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by the Chief Executive Officer, Chief Financial Officer, General Counsel, Secretary or any other officer designated by the Manager, representing the number of Units held by such holder. Such certificate shall, subject to Section 10.03, be in such form (and shall contain such legends) as the Manager may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law. Unless otherwise determined by the Manager, no Units shall be treated as a “security” within the meaning of Article 8 of the Uniform Commercial Code unless all Units then outstanding are certificated; notwithstanding anything to the contrary herein, including Section 15.03, the Manager is authorized to amend this Agreement in order for the Company to opt-in to the provisions of Article 8 of the Uniform Commercial Code without the consent or approval of any Member or any other Person.
(b)    If Units are certificated, the Manager may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
(c)    To the extent Units are certificated, upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the Manager may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.
Section 3.06    Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).
Section 3.07    No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.
Section 3.08    Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(c) and/or Section 3.03(c), the amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.
Section 3.09    Equity Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Corporation from adopting, modifying or terminating an Equity Plan or from issuing shares of Class A Common Stock pursuant to any such plans. The Corporation may implement such Equity Plans and any actions taken under such Equity Plans (such as the grant or exercise of options to acquire shares of Class A Common Stock or the issuance of Unvested

Corporate Shares), whether taken with respect to or by an employee or other service provider of the Corporation, the Company or its Subsidiaries, in a manner determined by the Corporation, in accordance with the Policy Regarding Certain Equity Issuances attached to this Agreement as Exhibit C, which may be amended by the Corporation from time to time without the consent or approval of any Member or any other Person. The Manager may, without the consent of any Member or any other Person and notwithstanding Section 15.03, amend this Agreement (including Exhibit C) as necessary or advisable in its sole discretion to adopt, implement, modify or terminate an Equity Plan. In the event of such an amendment by the Manager, the Company shall provide notice of such amendment to the Members. The Company is expressly authorized to issue Units (i) in accordance with the terms of any such Equity Plan or (ii) in an amount equal to the number of shares of Class A Common Stock issued pursuant to any such Equity Plan, without any further act, approval or vote of any Member or any other Persons.
Section 3.10    Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received or deemed received by the Corporation in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Corporation to effect open market purchases of a like number of shares of Class A Common Stock or (b) if the Corporation elects instead to issue new shares of Class A Common Stock with respect to such amounts, shall be contributed by the Corporation to the Company in exchange for a like number of additional Common Units. Upon such contribution, the Company will issue to the Corporation a number of Common Units equal to the number of new shares of Class A Common Stock so issued.
ARTICLE IV.
DISTRIBUTIONS
Section 4.01    Distributions.
(a)    Distributable Cash; Other Distributions.
(i)    To the extent permitted by applicable Law and hereunder, Distributions to Members may be declared by the Manager out of Distributable Cash or other funds or property legally available therefor in such amounts, at such time and on such terms (including the payment dates of such Distributions) as the Manager in its sole discretion shall determine using such record date as the Manager may designate. All Distributions made under this Section 4.01 shall be made to the Members holding Common Units as of the close of business on such record date on a pro rata basis in accordance with each Member’s Percentage Interest as of the close of business on such record date; provided, however, that the Manager shall have the obligation to make Distributions as set forth in Section 4.01(b) and Section 14.02; provided, further, that notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent or violate the Delaware Act. For purposes of the foregoing sentence, “insolvent” means the inability of the Company to meet its payment obligations when due.

(ii)    Notwithstanding anything to the contrary in Section 4.01(a)(i), (i) the Company shall not make a distribution (other than Tax Distributions under Section 4.01(b)) to any Member in respect of any Common Units which remain subject to vesting conditions in accordance with any applicable Equity Plan or individual award agreement and (ii) with respect to any amounts that would otherwise have been distributed to a Member but for the preceding clause (i), such amount shall be held in trust by the Company for the benefit of such Member unless and until such time as such Common Units have vested or been forfeited in accordance with the applicable Equity Plan or individual award agreement and within five (5) Business Days of such time, the Company shall distribute such amounts to such Member; provided, that, if any condition to the vesting of such unvested Common Units becomes incapable of being satisfied, then any amounts that have not been distributed with respect to such unvested Common Units may be distributed to all other Members in accordance with Section 4.01(a)(i) as if such distribution were a new distribution pursuant to Section 4.01(a)(i).
(b)    Tax Distributions.
(i)    With respect to each Taxable Year, the Company shall, to the extent it has Distributable Cash, make cash distributions (“Tax Distributions”) to the Members on a pro rata basis in accordance with the number of Common Units owned by each Member, subject to Section 4.01(b)(ii), in an amount sufficient to cause the Corporation to receive a distribution equal to any payment obligations under the Tax Receivable Agreement and all of the Corporation’s federal, state, local and non-U.S. tax liabilities during the Fiscal Year or other taxable period to which such Tax Distribution under this Section 4.01(b)(i) relates (such amount to be determined by the Manager, in its sole discretion, in good faith and shall take into account any “imputed underpayments” subject to a push-out election under Section 6226 of the Code). In the event the Company is unable to make a distribution required by this Section 4.01(b)(i), such distribution shall be made promptly upon resolution of the circumstances prohibiting such distribution. Tax Distributions pursuant to this Section 4.01(b)(i) shall be estimated by the Company on a quarterly basis and, to the extent feasible, shall be distributed to the Members on a quarterly basis on (or prior to) April 15th, June 15th, September 15th and December 15th (or such other dates for which corporations or individuals are required to make quarterly estimated tax payments for U.S. federal income tax purposes, whichever is earlier); provided, that the foregoing shall not restrict the Company from making a Tax Distribution on any other date as the Manager determines is necessary to enable the Members to timely make estimated income tax payments.
(ii)    Consistent with the provision in Section 6.06, if the Corporation is subject to any excise tax pursuant to Section 4501 of the Code and any Treasury Regulations promulgated thereunder in connection with the Redemption, the Company shall, to the extent permitted by applicable Law, reimburse the Corporation (“Excise Tax Reimbursement”) in an amount equal to such excise tax obligation at such time as, in its sole discretion, the Manager determines is necessary to enable the Corporation to timely make such excise tax payments as required by applicable Law. For the avoidance of doubt, the amount of any Excise Tax Reimbursement the Corporation receives shall not reduce any other entitlement of the Corporation to distributions pursuant to this Agreement.
ARTICLE V.
CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS
Section 5.01    Capital Accounts.
(a)    The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such provisions, the following provisions:
(i)    To each Member’s Capital Account there shall be credited: (A) such Member’s Capital Contributions, (B) such Member’s distributive share of Net Profit and any item in the nature of income or gain that is allocated pursuant to Section 5.02 and Section 5.03 and (C) the amount of any Company liabilities assumed by such Member or that are secured by any asset distributed to such Member.
(ii)    To each Member’s Capital Account there shall be debited: (A) the amount of money and the Book Value of any asset distributed to such Member pursuant to any provision of this Agreement, (B) such Member’s distributive share of Net Loss and any items in the nature of deductions or losses that are allocated to such Member pursuant to Section 5.02 and Section 5.03 and (C) the amount of any liabilities of such Member assumed by the Company or that are secured by any asset contributed by such Member to the Company.
(iii)    In determining the amount of any liability for purposes of Section 5.01(a)(i) and Section 5.01(a)(ii), there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event that the Manager shall reasonably determine that it is necessary to modify the manner in which the Capital Accounts or any debits or credits to such Capital Accounts are maintained (including debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members) to comply with the Code and Treasury Regulations or to ensure that the allocations provided for in this Article V have substantial economic effect and/or are in accordance with the Members’ interests in the Company, the Manager may (acting reasonably and in good faith) make such modification so long as such modification will not have any effect on the amounts distributed to any Person pursuant to Article XIV upon the dissolution of the Company. The Manager also may: (x) make any adjustments that are necessary or appropriate to maintain equality between Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) and (y) make any appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).
(b)    The Company shall revalue the Capital Accounts in connection with a Revaluation Event and in accordance with the definition of Book Value. In the event of a Transfer of Units made in accordance with this Agreement, the Capital Account of the transferor that is attributable to the transferred Units shall carry over to the transferee Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l).
Section 5.02    Allocations. After giving effect to the allocations in Section 5.03, Net Profit and Net Loss (and, to the extent the Manager determines necessary, individual items of income, gain, loss, deduction or credit) of the Company for each applicable Allocation Period shall be allocated among the Members during such Allocation Period. Such allocation shall be in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the distributions that would be made to such Member pursuant to Section 14.02(c) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Book Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Book Value of the assets securing such liability) and the net assets of the Company were distributed, in accordance with Section 14.02(c), to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, the Manager (acting reasonably and in good faith) may make allocations it deems necessary to give economic effect to the provisions in Article V, Article XIV and the other relevant provisions of this Agreement and to properly reflect each Member’s “interest in the partnership” within the meaning of Treasury Regulations Section 1.704-1(b)(3).
Section 5.03    Special Allocations.
(a)    Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated to the Members bearing the economic risk of loss for such Member Nonrecourse Debt as determined under Treasury Regulations Section 1.704-2(b)(4). If more than one Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 5.03(a) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently with such Treasury Regulations Section 1.704-2(i).
(b)    Nonrecourse deductions (as determined according to Treasury Regulations Section 1.704-2(b)(1)) for any Taxable Year shall be allocated pro rata among the Members in accordance with their Percentage Interests. If there is a net decrease in the Company Minimum Gain during any Taxable Year, each Member shall be allocated individual items of income and gain for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(f). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f) and shall be interpreted in a manner consistent with Treasury Regulations Section 1.704-2(f).
(c)    If any Member unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, after all other allocations pursuant to Section 5.02 and this Section 5.03, have been tentatively made as if this Section 5.03(c) were not in this Agreement, items of income and gain for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent with Treasury Regulations Section 1.704-1(b)(2)(ii)(d).
(d)    If the allocation of Net Losses (or individual items of loss or deduction) to a Member as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Net Loss (or individual items of loss or deduction) as will not create or increase an Adjusted Capital Account Deficit. The Net Losses (or individual items of loss or deduction) that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to this Section 5.03(d).
(e)    In the event that any Member has an Adjusted Capital Account Deficit at the end of any applicable Allocation Period, such Member shall be allocated items of Company gross income and gain in the amount of such deficit as quickly as possible. Any allocation pursuant to this Section 5.03(e) shall be made, however, only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Section 5.02 and this Section 5.03 have been tentatively made as if Section 5.03(c) and this Section 5.03(e) were not in this Agreement.
(f)    To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis). Such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
(g)    The allocations set forth in Section 5.03(a) through and including Section 5.03(f) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Net Profits and Net Losses of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss with respect to the Company shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations. As a result of such reallocation, the respective Capital Accounts of the Members shall be in the amounts (or as close to such amounts as possible) they would have been if Net Profits and Net Losses (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Net Profits and Net Losses (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. If in any Allocation Period there is a decrease in Company Minimum Gain or in Member Nonrecourse Debt Minimum Gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or Section 5.03(b) would cause a distortion in the economic arrangement among the Members, then if it does not expect that the Company will have sufficient other income to correct such distortion, the Manager may request the IRS to waive either or both of such minimum gain chargeback requirements pursuant to Treasury Regulations Section 1.704-2(f)(4). If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.
Section 5.04    Tax Allocations.
(a)    The income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts. If any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth in this Section 5.04 in computing their Capital Accounts.
(b)    In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any asset contributed to the capital of the Company and with respect to reverse Section 704(c) allocations described in Treasury Regulations Section 1.704-3(a)(6) shall, solely for applicable tax purposes, be allocated among the Members. Such allocation shall take account of any variation between the adjusted basis of such asset to the Company for U.S. federal income tax purposes and its initial Book Value or its Book Value determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (computed in accordance with the definition of Book Value). In the case of any variation that exists as a result of the IPO and related transactions, the foregoing allocation shall be made using the “traditional method with curative allocations” limited to back end gain on sale. In the case of any other variation, the allocation shall be made using the “traditional method with curative allocations” limited to back end gain on sale, unless another method is chosen by the Manager.
(c)    Allocations of tax credits, tax credit recapture and any items related to such tax credits and tax credit recapture shall be allocated to the Members as determined by the Manager taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).
(d)    For purposes of determining a Member’s share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulations Section 1.752-3(a)(3), each

Member’s interest in income and gain shall be determined pursuant to any proper method, as reasonably determined by the Manager. In making such determination in any year, the Manager shall use its reasonable best efforts to allocate a sufficient amount of the excess nonrecourse liabilities to those Members who would have at the end of the applicable Taxable Year, but for such allocation, taxable income due to the deemed distribution of money to such Member pursuant to Section 752(b) of the Code that is in excess of such Member’s adjusted tax basis in its Units. In exercising its reasonable best efforts to determine the appropriate allocation, the Manager shall use in all instances any proper method permitted under applicable Law, including without limitation the “additional method” described in Treasury Regulations Section 1.752-3(a)(3). With respect to any of the Company’s “excess nonrecourse liabilities” that arise after the Effective Date, the Manager shall not be required to allocate “excess nonrecourse liabilities” in the manner described in the preceding proviso to the extent that the Manager determines in its sole discretion made in good faith that such allocation would reasonably be expected to have a material adverse impact on the Corporation. For purposes of the preceding sentence, any such allocation that results in the Corporation having a lower tax basis in its interests in the Company but that does not otherwise cause the Corporation to have taxable income in the applicable Taxable Year in excess of the taxable income it otherwise would have been expected to have in such Taxable Year utilizing a different permissible allocation of “excess nonrecourse liabilities” shall not be considered a material adverse impact, including instances where this result arises from an actual or deemed distribution made to the Corporation in such Taxable Year.
(e)    If necessary, the Company will make corrective allocations as set forth in Treasury Regulations Section 1.704-1(b)(4)(x).
(f)    In the event any Common Units issued pursuant to Section 3.09 are subsequently forfeited, the Company may make forfeiture allocations with respect to such Common Units in the Taxable Year of such forfeiture in accordance with the principles of proposed Treasury Regulations Section 1.704-1(b)(4)(xii)(c), taking into account any amendments to Treasury Regulations Section 1.704-1(b)(4)(xii)(c) and any temporary or final Treasury Regulations issued pursuant to Section 1.704-1(b)(4)(xii)(c).
(g)    Allocations pursuant to this Section 5.04 are solely for purposes of federal, state and local income taxes. Accordingly, any such allocations shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Net Profits, Net Losses, Distributions (other than Tax Distributions) or other items of the Company pursuant to any provision of this Agreement.
Section 5.05    Tax Withholding.
(a)    If requested by the Company, each Member shall, if able to do so, deliver to the Company: (i) an affidavit in form satisfactory to the Company, such as an IRS Form W-9 or applicable IRS Form W-8, that the applicable Member (or its beneficial owners, as the case may be) is not subject to withholding under the provisions of any U.S. federal, state, local, foreign or other applicable Law, (ii) any certificate that the Company may reasonably request with respect to any such Laws or (iii) any other form or instrument reasonably requested by the Company relating to any Member’s status under such Law.
(b)    After receipt of a written request of any Member or former Member, the Company shall provide such information to such Member and take such other action as may be reasonably necessary to assist such Member in making any necessary filings, applications or elections to obtain any available exemption from or any available refund of any withholding imposed by any taxing authority with respect to amounts distributable or items of income allocable to such Member under this Agreement to the extent not adverse to the Company or any Member. In addition and at the request of any Member, the Company shall make or cause to be made (or cause the Company to make) any such filings, applications or elections. Any Member making such a request shall cooperate with the Company, with respect to any such filing, application or election to the extent reasonably required by the Company. The requesting Member shall also be responsible for and pay any filing fees, taxes or other out-of-pocket expenses reasonably incurred in connection with any information, filing, application or elections described in this Section 5.05(b) or, if there is more than one requesting Member, by such requesting Members in accordance with their relative Percentage Interests.
(c)    To the extent the Corporation or the Company is required by Law to withhold or to make tax payments (including payments for interest, penalties or additions to tax) on behalf of or with respect to any Member (“Withholding Advances”), the Corporation or the Company, as the case may be, may, subject to Section 11.06(b) (in the case of any withholding under Section 1446(f) of the Code in connection with a Redemption or Direct Exchange), withhold such amounts (including withholding shares or other equity securities, if applicable) and make such tax payments as so required. For the avoidance of doubt, Withholding Advances shall include withholding as a result of the delivery of consideration in connection with the Merger or a Redemption or Direct Exchange, backup withholding, Section 1445 of the Code, Section 1446 of the Code or any “imputed underpayment” within the meaning of the Code or, in each case, similar provisions of state, local or other tax Law.
(d)    All Withholding Advances made on behalf of a Member who is an officer or director of the Corporation must be repaid as soon the Company withholds or makes tax payments on behalf of such Member; provided, that Withholding Advances withheld by the Company from amounts otherwise payable to a Member (including, for the avoidance of doubt, the Share Settlement or Cash Settlement paid in connection with a Redemption or Direct Exchange) shall be treated as having been repaid by the applicable Member at the time of such withholding. All Withholding Advances made on behalf of any other Member (and not deemed repaid in accordance with the foregoing proviso), plus interest thereon at a rate equal to the Prime Rate as of the date of such Withholding Advances plus two percent (2.0%) per annum, shall: (i) be paid on demand by the Member (or former Member) on whose behalf such Withholding Advances were made (it being understood that no such payment shall increase such Member’s Capital Account) or (ii) with the consent of the Manager, be repaid by reducing the amount of the current or next succeeding distribution or distributions that would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. Interest on any

Withholding Advances shall begin to accrue on the day that is fifteen (15) days after the payment of such Withholding Advances by the Company to the extent of the amount of Withholding Advances that have not yet been repaid by such Member at such time. Whenever repayment of a Withholding Advance by a Member is made as described in clause (ii) of this Section 5.05(d), for all other purposes of this Agreement such Member shall be treated as having received all distributions (whether before or upon any Liquidating Event) unreduced by the amount of such Withholding Advance and interest thereon.
(e)    Each Member agrees to reimburse the Company for any liability with respect to Withholding Advances (including interest and penalties imposed with respect to any Withholding Advances) required or made on behalf of or with respect to such Member; provided, further, that upon any disposition (including any Redemption, Direct Exchange or Transfer) of a Member’s Units, such Member shall immediately reimburse the Company for such liability of Withholding Advances.
ARTICLE VI.
MANAGEMENT
Section 6.01    Authority of Manager; Officer Delegation.
(a)    Except for situations in which the approval of any Member(s) is specifically required by this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Corporation, as the sole managing member of the Company (the Corporation, in such capacity, the “Manager”), (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company and (iii) no other Member shall have any right, authority or power to vote, consent or approve any matter, whether under the Delaware Act, this Agreement or otherwise. The Manager shall be the “manager” of the Company for the purposes of the Delaware Act. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred on the Members by the Delaware Act with respect to the management and control of the Company. Any vacancies in the position of Manager shall be filled in accordance with Section 6.04.
(b)    Without limiting the authority of the Manager to act on behalf of the Company, the day-to-day business and operations of the Company shall be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the Manager. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions of this Agreement (including in Section 6.07), the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall be limited to such duties as the Manager may, from time to time, delegate to them. Unless the Manager decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. All Officers shall be, and shall be deemed to be, officers and employees of the Company. An Officer may also perform one or more roles as an officer of the Manager. Any Officer may be removed at any time, with or without cause, by the Manager.
(c)    Subject to the other provisions of this Agreement, the Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, conversion, division, reorganization or other combination of the Company with or into another entity, for the avoidance of doubt, without the prior consent of any Member or any other Person being required.
Section 6.02    Actions of the Manager. The Manager may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.07.
Section 6.03    Resignation; No Removal. The Manager may resign at any time by giving written notice to the Members; provided, however, that any such resignation shall be subject to the appointment of a new Manager in accordance with Section 6.04. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members (subject to the appointment of a new Manager in accordance with Section 6.04) and the acceptance of the resignation shall not be necessary to make it effective. For the avoidance of doubt, the Members have no right under this Agreement to remove or replace the Manager. Notwithstanding anything to the contrary herein, no replacement of the Corporation as the Manager shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of the Corporation, its successor or assign (if applicable), and any new Manager and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than the Corporation (or its successor or assign, as applicable) as the Manager shall be effective unless the Corporation (or its successor or assign, as applicable) and the new Manager (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against the Corporation (or its successor, as applicable) and the new Manager (as applicable), to cause (a) the Corporation to comply with all of the Corporation’s obligations under this Agreement (in its capacity as a Member) and (b) the new Manager to comply with all of the Manager’s obligations under this Agreement.
Section 6.04    Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by the Corporation (or, if the Corporation has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of the Corporation immediately prior to such cessation). For the avoidance of doubt, the Members (other than the Corporation in its capacity as Manager) have no right under this Agreement to fill any vacancy in the position of Manager.
Section 6.05    Transactions Between the Company and the Manager. The Manager may cause the Company to contract and deal with the Manager or any Affiliate of the Manager provided, that such contracts and dealings (other than contracts and dealings between the

Company and its Subsidiaries) are (i) on terms comparable to and competitive with those available to the Company from others dealing at arm’s length, (ii) approved by the disinterested Members (other than the Manager) holding a majority of the Percentage Interests of the disinterested Members (other than the Manager) or (iii) approved by the Disinterested Majority and in each case, otherwise are permitted by any applicable Credit Agreement; provided, that the foregoing shall in no way limit the Manager’s rights under Section 3.02, Section 3.04, Section 3.05 or Section 3.09. The Members hereby approve each of the contracts or agreements between or among the Manager or its Affiliates (other than the Company and its Subsidiaries), on the one hand, and the Company or its Affiliates (other than the Manager and any of the Company’s Subsidiaries), on the other hand, entered into on or prior to the date of this Agreement in accordance with the limited liability company agreement governing the Company at such time or that the board of managers of the Company or the Corporate Board has approved in connection with the IPO, the Merger or the Unit Purchase as of the date of this Agreement, including, but not limited to, the Master Reorganization Agreement, the Merger Agreement and the Tax Receivable Agreement.
Section 6.06    Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager of the Company except as expressly provided in this Agreement. The Members acknowledge and agree that the Manager’s Class A Common Stock is publicly traded and, therefore, the Manager has access to the public capital markets and that such status and the services performed by the Manager will inure to the benefit of the Company and all Members. Accordingly, the Manager shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred on behalf of the Company. Such reasonable out-of-pocket expenses incurred on behalf of the Company shall apply to, among others, all fees, expenses and costs associated with being a public company (including public reporting obligations, proxy statements, stockholder meetings, Trading Market fees (or fees associated with the principal national securities exchange on which the Class A Common Stock is then listed or admitted to trading), transfer agent fees, legal fees, SEC and FINRA filing fees, offering expenses and excise taxes (including any excise taxes imposed pursuant to Section 4501 of the Code) incurred in connection with the redemption of any shares of Equity Securities of the Manager) and maintaining its corporate existence. In the event that shares of Class A Common Stock are sold to underwriters in the IPO or any subsequent offering at a price per share that is lower than the price per share for which such shares of Class A Common Stock are sold to the public in such subsequent public offering, after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (such difference, the “Discount”): (i) the Manager shall be deemed to have contributed to the Company in exchange for newly issued Common Units the full amount for which such shares of Class A Common Stock were sold to the public and (ii) the Company shall be deemed to have paid the Discount as an expense. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company. To the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code (unless otherwise required by the Code and Treasury Regulations) and shall not be treated as distributions for purposes of computing the Members’ Capital

Accounts. Notwithstanding the foregoing, the Company shall not bear any obligations with respect to income tax of the Manager or any payments made pursuant to the Tax Receivable Agreement other than in a manner that is expressly contemplated under this Agreement.
Section 6.07    Delegation of Authority. The Manager (a) may, from time to time, delegate to one or more Persons such authority and duties as the Manager may deem advisable and (b) may assign titles (including, without limitation, chief executive officer, president, chief financial officer, chief operating officer, general counsel, senior vice president, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons, which may be amended, restated or otherwise modified from time to time. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the Manager, subject to the other provisions in this Agreement.
Section 6.08    Limitation of Liability of Manager.
(a)    Except as otherwise provided herein or in an agreement entered into by such Person and the Company, neither the Manager nor any of the Manager’s Affiliates or Manager’s officers, directors, employees or other agents (collectively “Manager’s Representatives”) shall be liable to the Company, to any Member or to any other Person bound by this Agreement for any act or omission performed or omitted by the Manager or such Manager’s Representative in its capacity as the sole managing member of the Company or as an Affiliate, officer, director, employee or other agent of the Manager, as applicable, pursuant to authority granted to the Manager by this Agreement; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the Manager’s or a Manager’s Representative’s fraud, willful misconduct or knowing violation of Law or for any present or future material breaches of any representations, warranties or covenants by the Manager or any Manager’s Representative contained herein or in the Other Agreements with the Company. The Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Manager and each Manager’s Representative shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, as to matters the Manager or such Manager’s Representative reasonably believes are within such other Person’s professional or expert competence and any act of or failure to act by the Manager or such Manager’s Representative in good faith reliance on such advice shall in no event subject the Manager or any Manager’s Representative to liability to the Company or any Member that is not the Manager or any other Person (other than the Manager) bound by this Agreement.
(b)    To the fullest extent permitted by applicable Law, whenever this Agreement or any other agreement contemplated herein provides that the Manager shall act in a manner which is, or provide terms which are, “fair and reasonable” to the Company or any Member that is not the Manager, the Manager shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices and any applicable United States generally accepted accounting practices or principles, notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise.
Section 6.09    Investment Company Act. The Manager shall use its best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.
ARTICLE VII.
RIGHTS AND OBLIGATIONS OF MEMBERS AND MANAGER
Section 7.01    Limitation of Liability and Duties of Members.
(a)    Notwithstanding anything contained herein to the contrary, to the fullest extent permitted by applicable Law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members or the Manager for liabilities of the Company. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as Manager.
(b)    In accordance with the Delaware Act and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no Distribution to any Member pursuant to Article IV or Article XIV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or Distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Delaware Act and, to the fullest extent permitted by Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person, unless such distribution was made by the Company to its Members in clerical error. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.
(c)    To the fullest extent permitted by applicable Law, including Section 18-1101(c) of the Delaware Act and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise, the parties hereto hereby agree that to the extent that any Member (other than the Manager in its capacity as such) (or any Member’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any Member or of any Affiliate of a Member) has duties (including fiduciary duties) to the Company, to the Manager, to another Member, to any Person who acquires an interest in a Unit or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by Law and replaced with the duties or standards expressly set forth herein, if any; provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. The elimination of duties (including fiduciary duties) to the Company, the Manager, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the Manager, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement. Any exculpation or indemnification standards contained in this Agreement shall not restore or create, whether in contract or otherwise, any duties otherwise restricted or eliminated by this Agreement.
Section 7.02    Lack of Authority. No Member, other than the Manager or a duly appointed Officer or other agent of the Company, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on them by Law and this Agreement.
Section 7.03    No Right of Partition. No Member, other than the Manager (in its capacity as such), shall have the right to seek or obtain partition by court decree or operation of Law of any property of the Company or the right to own or use particular or individual assets of the Company.
Section 7.04    Indemnification.
(a)    The Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under applicable Law, as the same now exists or may hereafter be amended, substituted or replaced (but, to the fullest extent permitted by applicable Law, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment, substitution or replacement), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member or an Affiliate thereof (other than solely as a result of an ownership interest in the Corporation) or is or was serving as the Manager or a director, officer, employee or other agent of the Manager, the Company Representative, the “designated individual” or a director, manager, Officer, employee or other agent of the Company or is or was serving at the request of the Company as a manager, officer, director, principal, member, employee or agent of another Person; provided, however, that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ fraud, willful misconduct or knowing violation of Law or for any present or future material breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein or in Other Agreements with the Company; provided, that the foregoing shall not limit the Company’s ability to provide indemnification to the Manager and its officers in respect of the performance of its or their duties to the fullest extent permitted by Law. Reasonable expenses, including out-of-pocket attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.
(b)    The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the Manager or otherwise.
(c)    The Company shall maintain directors’ and officers’ liability insurance or substantially equivalent insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 7.04(a) whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.04. The Company shall use its commercially reasonable efforts to purchase and maintain property, casualty and liability insurance in types and at levels customary for companies of similar size engaged in similar lines of business, as determined in good faith by the Manager, and the Company shall use its commercially reasonable efforts to purchase directors’ and officers’ liability insurance (including employment practices coverage) with a carrier and in an amount determined necessary or desirable as determined in good faith by the Manager.
(d)    The indemnification and advancement of expenses provided for in this Section 7.04 shall be provided out of and to the extent of Company assets only. No Member (unless such Member otherwise agrees in writing or is found in a non-appealable decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company. The Company (i) shall be the primary indemnitor of first resort for such Indemnified Person pursuant to this Section 7.04 and (ii) shall be fully responsible for the advancement of all expenses and the payment of all damages or liabilities with respect to such Indemnified Person which are addressed by this Section 7.04.
(e)    If this Section 7.04 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law.
(f)    Except as otherwise provided herein or in an agreement entered into by such Person and the Company, no Indemnified Person shall be liable to the Company, to any Member that is not the Manager or to any other Person (other than the Manager) bound by this Agreement for any act or omission performed or omitted by such Indemnified Person; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such Indemnified Person’s fraud, willful misconduct or knowing violation of Law. Notwithstanding the foregoing, the exculpation rights in this

Section 7.04(f) shall not apply to the Manager or any Manager’s Representative, whose exculpation rights shall be governed by Section 6.08.
(g)    No amendment to, or modification or repeal of, this Article VII, or adoption of any provision of this Agreement, or, to the fullest extent permitted by the Delaware Act, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of a Manager, director, officer, employee or agent of the Company existing hereunder with respect to any act or omission occurring prior to such amendment, adoption, modification or repeal.
ARTICLE VIII.
BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS
Section 8.01    Records and Accounting. The Company shall keep or cause to be kept appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required pursuant to applicable Laws. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Article IV and Article V and (b) accounting procedures and determinations and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error or common law fraud.
Section 8.02    Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each year or such other date as may be established by the Manager.
Section 8.03    Inspection Rights. The Company shall permit each Member and each of its designated representatives, at such Member’s sole cost and expense, to examine the books and records of the Company or any of its Subsidiaries at the principal office of the Company or such other location as the Manager shall reasonably approve during normal business hours and upon reasonable notice for any purpose reasonably related to such Member’s interest as a member of the Company; provided, that the Manager has a right to keep confidential from the Members certain information in accordance with Section 18-305 of the Delaware Act.
ARTICLE IX.
TAX MATTERS
Section 9.01    Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. The Manager shall use reasonable efforts (taking into account applicable extensions of time to file tax returns) to furnish, within two hundred seventy (270) days of the close of each Taxable Year to each Member a completed IRS Schedule K-1 (and any comparable state and local income tax form) and such other information as is reasonably requested by such Member relating to the Company that is necessary for such Member to comply with its tax reporting obligations. Subject to the terms and conditions of this Agreement and except as otherwise provided in this Agreement, in its capacity as Company Representative, the Manager shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion, including without limitation the use of any permissible method under Section 706 of the Code for purposes of determining the varying Units of its Members.
Section 9.02    Tax Elections. The Taxable Year shall be the Fiscal Year set forth in Section 8.02, unless otherwise required by Section 706 of the Code. The Manager shall cause the Company and each of its Subsidiaries that is treated as a partnership for U.S. federal income tax purposes to have in effect an election pursuant to Section 754 of the Code (or any similar provisions of applicable state, local or foreign tax Law) for the Taxable Year that includes the Effective Date and each subsequent Taxable Year in which an Exchange (as defined in the Tax Receivable Agreement) occurs. The preceding sentence shall not apply, however, to any Subsidiary of the Company to the extent it is directly or indirectly held by or through any Subsidiary of the Company that is treated as a corporation for U.S. federal and applicable state and local income tax purposes. The Manager shall take commercially reasonable efforts to cause each Person in which the Company owns a direct or indirect equity interest that is so treated as a partnership to have in effect such an election for the Taxable Year that includes the Effective Date and each subsequent Taxable Year in which an Exchange (as defined in the Tax Receivable Agreement) occurs. The foregoing shall not apply to any such Person that is directly or indirectly held by or through an entity treated as a corporation for U.S. federal and applicable state and local income tax purposes. Each Member will upon request supply any information reasonably necessary to give proper effect to any such elections.
Section 9.03    Company Representative.
(a)    The Manager is specially authorized and appointed to act as the Company Representative and in any similar capacity under state or local Law. The Manager may also appoint and replace the Company Representative. The Company Representative shall designate a “designated individual” in accordance with Treasury Regulations Section 301.6223-1(b)(3)(i). The Company and the Members (including any Member designated as the Company Representative prior to the date of this Agreement) shall reasonably cooperate with each other and shall use reasonable best efforts to cause the Manager (or any Person subsequently designated) to become the Company Representative with respect to any taxable period of the Company with respect to which the statute of limitations has not yet expired. To implement the foregoing, the Company and the Members shall cause any partnership representative or designated individual designated prior to the Effective Date to resign, be revoked or replaced, as applicable, in accordance with the procedures set forth in Treasury Regulations Section 301.6223-1.
(b)    At the Company’s expense, the Company Representative may retain such outside counsel, accountants and other professional consultants as the Company Representative reasonably deems necessary in the course of fulfilling its obligations. Subject to the other terms of this Agreement, the Company Representative is authorized to take such actions and execute and file all statements and forms on behalf of the Company that are approved by the Manager and are permitted or required by the applicable provisions of the Partnership Tax Audit Rules.

The Company Representative will have sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. Each Member agrees to reasonably cooperate with the Company Representative and to do or refrain from doing any or all things reasonably requested by the Company Representative (including paying all resulting taxes, additions to tax, penalties and interest in a timely manner) in connection with any examination of the Company’s affairs by any taxing authorities, including resulting administrative and judicial proceedings. Any deficiency for taxes imposed on any Member (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Member. If such deficiency is required to be paid (and actually paid) by the Company, such deficiency will be recoverable from such Member as provided in Section 5.05. The Company Representative shall be entitled to cause the Company to elect the application of Section 6226 of the Code with respect to any imputed underpayment or make any other decision or election or take any action pursuant to the Partnership Tax Audit Rules. The Company Representative shall keep the HON Member and the CQH Member reasonably informed of any material audit or administrative or judicial proceedings and any decisions or elections described in the previous sentence that are material in nature. The Company shall reimburse the Company Representative for all reasonable, documented out-of-pocket expenses incurred by the Company Representative, including reasonable fees of any professional attorneys, in carrying out its duties as the Company Representative. In the event that the Manager determines that the foregoing provisions are no longer applicable to the Company, either due to a change of applicable Law or the enactment of applicable Treasury Regulations, the Manager is authorized to take any reasonable actions as may be required concerning tax matters of the Company not otherwise addressed in this Section 9.03. The provisions of this Section 9.03 shall survive the termination of any Member’s interest in the Company, the termination of this Agreement and the termination of the Company. The provisions of this Section 9.03 shall remain binding on each Member for the period of time necessary to resolve with any applicable taxing authority any tax matters relating to the Company.
ARTICLE X.
RESTRICTIONS ON TRANSFER OF UNITS; CERTAIN TRANSACTIONS
Section 10.01    Transfers by Members. No holder of Units shall Transfer any interest in any Units, except Transfers (a) pursuant to and in accordance with Section 10.02 and Section 10.09 or (b) approved in advance and in writing by the Manager, in the case of Transfers by any Member other than the Manager or (c) in the case of Transfers by the Manager, to any Person who succeeds to the Manager in accordance with Section 6.04. Notwithstanding the foregoing, “Transfer” shall not include (i) an event that terminates the existence of a Member for U.S. federal income tax purposes (including, without limitation, a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, a sale of assets by, or liquidation of, a Member pursuant to an election under Sections 336 or 338 of the Code, or merger, severance or allocation within a trust or among sub-trusts of a trust that is a Member), but that does not terminate the existence of such Member under applicable state Law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Units of such trust that is a Member) or (ii) any indirect Transfer of Units held by the Corporation by virtue of any Transfer of Equity Securities in the Corporation.
Section 10.02    Permitted Transfers. The restrictions contained in Section 10.01 shall not apply to any of the following Transfers (each, a “Permitted Transfer” and each transferee, a “Permitted Transferee”): (i)(A) a Transfer pursuant to a Redemption or Direct Exchange in accordance with Article XI hereof or that are necessary or desirable to comply with Section 3.03 or Section 3.04 as determined by the Manager or (B) a Transfer by a Member to the Corporation or any of its Subsidiaries, (ii) a Permitted Pledge, (iii) a Transfer to an Affiliate of such Member or (iv) a Transfer by a Member that is a natural person for estate-planning purposes of such Member to an Estate Planning Vehicle of such Member; provided, however, that (x) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units and (y) in the case of the foregoing clauses (iii) or (iv), the Permitted Transferees of the Units so Transferred shall at the time of the Permitted Transfer agree in writing to be bound by the provisions of this Agreement and the Other Agreements pursuant to Section 10.04 and prior to such Transfer the transferor will deliver a written notice to the Company and the Members, which notice will disclose in reasonable detail the identity of the proposed Permitted Transferee. If a Permitted Transfer pursuant to clauses (iii) or (iv) of the immediately preceding sentence would result in a Change of Control, such Member must provide the Manager with written notice of such proposed Permitted Transfer at least sixty (60) calendar days prior to the consummation of such Permitted Transfer. In the case of a Permitted Transfer of any Common Units by any Member holding Class B Common Stock to a Permitted Transferee in accordance with this Section 10.02, such Member shall also transfer a number of shares of Class B Common Stock equal to the number of Common Units that were transferred by such Member in the transaction to such Permitted Transferee. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b).
Section 10.03    Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or if an exemption from such registration is then available with respect to such sale. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ”ACT“) AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF QUANTINUUM HOLDINGS, LLC, AS IT MAY BE AMENDED, RESTATED, AMENDED AND RESTATED, OR OTHERWISE MODIFIED FROM TIME TO TIME AND QUANTINUUM HOLDINGS, LLC RESERVES THE RIGHT TO REFUSE THE

TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY QUANTINUUM HOLDINGS, LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any Units which cease to be Units in accordance with the definition thereof.
Section 10.04    Transfer. Prior to Transferring any Units (other than in connection with Redemption or Direct Exchange in accordance with Article XI), the Transferring holder of Units shall cause the prospective Permitted Transferee to be bound by this Agreement and any other agreements executed by the holders of Units and relating to such Units in the aggregate to which the Transferring Member was a party (collectively, the “Other Agreements”) by executing and delivering to the Company counterparts of this Agreement and any applicable Other Agreements.
Section 10.05    Assignee’s Rights.
(a)    The Transfer of a Unit in accordance with this Agreement shall be effective as of the date of such Transfer (assuming compliance with all of the conditions to such Transfer set forth herein) and such Transfer shall be shown on the books and records of the Company. Net Profits, Net Losses and other items of the Company shall be allocated between the transferor and the transferee according to Section 706 of the Code, using any permissible method as determined in the reasonable discretion of the Manager. Distributions made before the effective date of such Transfer shall be paid to the transferor and Distributions made on or after such date shall be paid to the Assignee.
(b)    Unless and until an Assignee becomes a Member pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the Transferring Member from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Member contained herein by which a Member would be bound on account of the Assignee’s Units (including the obligation to make Capital Contributions on account of such Units).
Section 10.06    Assignor’s Rights and Obligations. Any Member who shall Transfer any Unit in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units and shall no longer have any rights or privileges or, except as set forth in Section 9.03 or this Section 10.06, duties, liabilities or obligations, of a Member with respect to such Units (it being understood, however, that the applicable provisions of Sections 6.08 and 7.04 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of Article XII (the “Admission Date”), (i) such Transferring Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units and (ii) the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units in the Company from any liability of such Member to the Company with respect to such Units that may exist as of the Admission Date or that is otherwise specified in the Delaware Act or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the Other Agreements with the Company or as otherwise expressly set forth in Section 9.03 of this Agreement.
Section 10.07    Overriding Provisions.
(a)    Any Transfer or attempted Transfer of any Units in violation of this Agreement (including any prohibited indirect Transfers) shall be, to the fullest extent permitted by applicable Law, null and void ab initio, and the provisions of Section 10.05 and Section 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Agreement shall not become a Member and shall not have any other rights in or with respect to any rights of a Member of the Company with respect to the applicable Units. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Manager shall promptly amend the Schedule of Members without the consent or approval of any Member or any other Person to reflect any Permitted Transfer pursuant to this Article X.
(b)    Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01, Article XI and Article XII), in no event shall any Member Transfer any Units to the extent such Transfer would:
(i)    result in the violation of the Securities Act or any other applicable federal, state or foreign Laws;
(ii)    cause an assignment under the Investment Company Act;
(iii)    be a Transfer to a Person who is not legally competent or who has not achieved his or her majority of age under applicable Law (excluding trusts for the benefit of minors);
(iv)    cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or any successor provision thereto under the Code; or
(v)    result in the Company having more than one hundred (100) partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)).
(c)    Notwithstanding anything contained herein to the contrary, in no event shall any Member that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code Transfer any Units (including, for the avoidance of doubt, in connection with a

Redemption or a Direct Exchange), unless such Member and the transferee have delivered to the Company, in respect of the relevant Transfer (or Redemption or Direct Exchange, as applicable), written evidence that all required withholding under Section 1446(f) of the Code will be done and duly remitted to the applicable Governmental Entity in accordance with applicable Law or duly executed certifications (prepared in accordance with the applicable Treasury Regulations or other authorities) of an exemption from such withholding will be provided; provided, that the Company shall cooperate in the manner set forth in Section 11.06(a), including by complying with the review, consultation and calculation procedures set forth therein, with any reasonable requests from such Member for certifications or other information from the Company in connection with satisfying this Section 10.07(c) prior to the relevant Transfer (or Redemption or Direct Exchange, as applicable).
(d)    No more than ten (10) days following any Transfer, the transferee Member shall provide the Company with a certification of withholding that meets the requirements of Treasury Regulations Section 1.1446(f)-2(d)(2).
Section 10.08    Spousal Consent. In connection with the execution and delivery of this Agreement, any Member who is a natural person will deliver to the Company an executed consent from such Member’s spouse (if any) in the form of Exhibit B-1 attached hereto or a Member’s spouse confirmation of separate property in the form of Exhibit B-2 attached hereto. If, at any time subsequent to the date of this Agreement such Member becomes legally married (whether in the first instance or to a different spouse), such Member shall cause his or her spouse to execute and deliver to the Company a consent in the form of Exhibit B-1 or Exhibit B-2 attached hereto. Such Member’s non-delivery to the Company of an executed consent in the form of Exhibit B-1 or Exhibit B-2 at any time shall constitute such Member’s continuing representation and warranty that such Member is not legally married as of such date.
Section 10.09    Certain Transactions with respect to the Corporation.
(a)    In connection with a Change of Control Transaction, the Manager shall have the right, in its sole discretion, to require each Member (other than the Corporation and its Subsidiaries) to effect a Redemption of all or a portion of such Member’s Units together with an equal number of shares of Class B Common Stock, pursuant to which such Units and such shares of Class B Common Stock will be exchanged for shares of Class A Common Stock (or to the extent being received by or offered to other stockholders of the Corporation economically equivalent cash or securities of a successor entity (or an offer thereof)). Any such Redemption pursuant to this Section 10.09(a) shall be effective immediately prior to the consummation of such Change of Control Transaction (and, for the avoidance of doubt, shall be contingent upon the consummation of such Change of Control Transaction and shall not be effective if such Change of Control Transaction is not consummated) (the date of such Redemption pursuant to this Section 10.09(a), the “Change of Control Date”). From and after the Change of Control Date, (i) the Units and any shares of Class B Common Stock subject to such Redemption shall be deemed to be transferred to the Company and the Corporation, as applicable, on the Change of Control Date and (ii) each such Member shall cease to have any rights with respect to the Units and any shares of Class B Common Stock subject to such Redemption (other than the right to receive shares of Class A Common Stock (or economically equivalent cash or Equity Securities in a successor entity) pursuant to such Redemption). In the event the Manager desires to initiate the provisions of this Section 10.09, the Manager shall provide written notice of an expected Change of Control Transaction to all Members no later than the earlier of (x) five (5) Business Days following the execution of a definitive agreement with respect to such Change of Control Transaction and (y) ten (10) Business Days before the proposed date upon which the contemplated Change of Control Transaction is to be effected, including in such notice such information as may reasonably describe the Change of Control Transaction, subject to applicable Law, including the date of execution of such definitive agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Class A Common Stock in the Change of Control Transaction and any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with a Change of Control Transaction (which election shall be available to each Member on the same terms as holders of shares of Class A Common Stock). Following delivery of such notice and on or prior to the Change of Control Date, the Members shall take all actions necessary to effect such Redemption, including taking any action and delivering any document required pursuant to this Section 10.09(a) to effect such Redemption.
(b)    In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to Class A Common Stock (a “Pubco Offer”) is proposed by the Corporation or is proposed to the Corporation or its stockholders and approved by the Corporate Board or is otherwise effected or to be effected with the consent or approval of the Corporate Board, the Manager shall provide written notice of the Pubco Offer to all Members no later than the earlier of (i) five (5) Business Days following the execution of a definitive agreement (if applicable) with respect to, or the commencement of (if applicable), such Pubco Offer and (ii) ten (10) Business Days before the proposed date upon which the Pubco Offer is to be effected, including in such notice such information as may reasonably describe the Pubco Offer, subject to applicable Law, including the date of execution of such definitive agreement (if applicable) or of such commencement (if applicable), the material terms of such Pubco Offer, including the amount and types of consideration to be received by holders of shares of Class A Common Stock in the Pubco Offer, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such Pubco Offer and the number of Units (and the corresponding shares of Class B Common Stock) held by such Member that is applicable to such Pubco Offer. The Members (other than the Corporation and its Subsidiaries) shall be permitted to participate in such Pubco Offer by delivering a written notice of participation that is effective immediately prior to the consummation of such Pubco Offer (and that is contingent upon consummation of such offer and shall not be effective if such Pubco Offer is not consummated) and shall include such information necessary for consummation of such offer as requested by the Corporation. In the case of any Pubco Offer that was initially proposed by the Corporation, the Corporation shall use reasonable best efforts to enable and permit the Members (other than the Corporation and its Subsidiaries) to participate in such transaction to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock and to enable such Members to participate in such transaction without being required to exchange Units or shares of Class B Common Stock prior to the consummation of such transaction. For the avoidance of doubt, in no event shall the Members be entitled to receive in such Pubco Offer aggregate consideration for each Common Unit that is less or greater than the consideration payable in respect of each share of Class A Common Stock in connection with a Pubco Offer (it being understood that payments under or in respect of the Tax Receivable Agreement shall not be considered part of any such consideration).
(c)    In the event that a transaction or proposed transaction constitutes both a Change of Control Transaction and a Pubco Offer, the provisions of Section 10.09(b) shall take precedence over the provisions of Section 10.09(a) with respect to such transaction and the provisions of Section 10.09(a) shall be subordinate to provisions of Section 10.09(b).
ARTICLE XI.
REDEMPTION AND DIRECT EXCHANGE RIGHTS
Section 11.01    Redemption Right of a Member.
(a)    Each Member (other than the Corporation and its Subsidiaries), subject to any contractual lockup period relating to the shares of the Corporation that may be applicable to such Member, shall be entitled to cause the Company to redeem (a “Redemption”) its Common Units (excluding, for the avoidance of doubt, any Common Units that are subject to vesting conditions or the Transfer of which is prohibited pursuant to Section 10.07(b) or Section 10.07(c) of this Agreement) in whole or in part (the “Redemption Right”). Any such Redemption must be for at least the Minimum Redemption Number of Common Units and, in the case of a Restricted Fiscal Year, such Member may only exercise its Redemption Right on the Quarterly Redemption Date; provided however, that for all purposes of this Article XI, any Block Transfer shall be treated as a Redemption occurring in a year that is not a Restricted Fiscal Year. A Member desiring to exercise its Redemption Right (each, a “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company with a copy to the Corporation. The Redemption Notice shall specify the number of Common Units (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem and a date, (x) not less than five (5) Business Days nor more than ten (10) Business Days after delivery of such Redemption Notice for a Redemption that occurs in a Taxable Year that is not a Restricted Fiscal Year or (y) for a Quarterly Redemption Date for any Redemption that occurs in a Restricted Fiscal Year, not less than sixty (60) days after delivery of the applicable Redemption Notice, on which exercise of the Redemption Right shall be completed (the “Redemption Date”), unless and to the extent that the Manager in its sole discretion agrees in writing to waive such time period and may specify that the Redemption is to be contingent (including as to timing) upon the consummation of a purchase by or exchange with another Person (whether in a tender offer, an underwritten offering, a block sale or otherwise) of shares of Class A Common Stock issuable upon Redemption of the Units and the transfer of the Class B Common Stock or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the Class A Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property or upon the closing or occurrence of any other event, in which case the Redemption shall be consummated immediately prior to and contingent upon such closing or occurrence and in any such case specify the amount of cash or amount and type of property to be received by the Redeeming Member therein; provided, however, that, the Redeeming Member, by written notice at least one (1) Business Day prior to the previously specified Redemption Date, or the Company, the Corporation and the Redeeming Member, by mutual agreement signed in writing by each of them, may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date; provided, further, that in the event the Corporation elects a Share Settlement, the Redemption may be conditioned (including as to timing) by the Redeeming Member on the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption. Subject to Section 11.03 and unless the Redeeming Member timely has delivered a Retraction Notice as provided in Section 11.01(c) or has revoked or delayed a Redemption as provided in Section 11.01(d), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date):
(i)    the Redeeming Member shall Transfer and surrender, free and clear of all liens and encumbrances (x) the Redeemed Units to the Company (including any certificates representing the Redeemed Units if they are certificated) and (y) a number of shares of Class B Common Stock (together with any Corresponding Rights), equal to the number of Redeemed Units to the Corporation, to the extent applicable;
(ii)    the Company shall (x) cancel the Redeemed Units, (y) transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 11.01(b) and (z) if the Common Units are certificated, issue to the Redeeming Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (i) of this Section 11.01(a) and the Redeemed Units; and
(iii)    the Corporation shall (x) cancel and retire for no consideration the shares of Class B Common Stock (together with any Corresponding Rights), that were Transferred to the Corporation pursuant to Section 11.01(a)(i)(y) above and (y) to the extent the Member holds certificated Class B Common Stock, issue to the Redeeming Member a certificate for a number of shares of Class B Common Stock equal to the difference (if any) between the number of shares of Class B Common Stock evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (i) of this Section 11.01(a) and the Redeemed Units.
(b)    The Corporation shall have the option (as determined solely by the Disinterested Majority) as provided in Section 11.02 to elect to have the Redeemed Units be redeemed in consideration for either a Share Settlement or a Cash Settlement; provided, for the avoidance of doubt, that the Corporation may elect to have the Redeemed Units be redeemed in consideration for a Cash Settlement only to the extent that the Corporation has cash available in an amount equal to at least the Redeemed Units Equivalent, which cash was received from a Qualified Offering. The Corporation shall give written notice (the “Election Notice”) to the Company (with a copy to the Redeeming Member) of such election on the earlier of (i) three (3) Business

Days of receiving the Redemption Notice and (ii) the Redemption Date specified in the Redemption Notice; provided, that if the Corporation does not timely deliver an Election Notice, the Corporation shall be deemed to have elected the Share Settlement method.
(c)    In the event the Corporation elects the Cash Settlement in connection with a Redemption, the Redeeming Member may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to the Corporation) on or before the earlier of (i) the Redemption Date specified in the Redemption Notice and (ii) three (3) Business Days after delivery of the Election Notice. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, the Company’s and the Corporation’s rights and obligations under this Section 11.01 arising from the related Redemption Notice.
(d)    In the event the Corporation elects a Share Settlement in connection with a Redemption, a Redeeming Member shall be entitled to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists:
(i)    any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective;
(ii)    the Corporation shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption or resale of the Class A Common Stock;
(iii)    the Corporation shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Member to have its Class A Common Stock registered at or immediately following the consummation of the Redemption or to have its Class A Common Stock resold;
(iv)    the Redeeming Member is in possession of any material non-public information concerning the Corporation, the receipt of which results in such Redeeming Member being prohibited or restricted from selling Class A Common Stock at or immediately following the Redemption or resale of its Class A Common Stock without disclosure of such information (and the Corporation does not permit disclosure of such information);
(v)    any stop order relating to the registration statement pursuant to which the Class A Common Stock was to be registered by such Redeeming Member at or immediately following the Redemption shall have been issued by the SEC;
(vi)    there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded;

(vii)    there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption;
(viii)    the Corporation shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement and such failure shall have affected the ability of such Redeeming Member to consummate the resale of Class A Common Stock to be received upon such Redemption pursuant to an effective registration statement;
(ix)    the Redemption Date would occur during a Black-Out Period; or
(x)    the Redeeming Member so elects by written notice to the Company no later than three (3) Business Days prior to the scheduled Redemption Date.
If a Redeeming Member delays the consummation of a Redemption pursuant to this Section 11.01(d)(i)-(ix), the Redemption Date shall occur on the fifth (5th) Business Day following the date on which the condition(s) giving rise to such delay cease to exist (or such earlier day as the Corporation, the Company and such Redeeming Member may agree in writing) or, pursuant to Section 11.01(d)(x), the Redemption Date shall occur on the fourth (4th) Business Day following the date on which the condition(s) giving rise to such delay cease to exist (or such earlier day as the Corporation, the Company and such Redeeming Member may agree in writing).
(e)    The number of shares of Class A Common Stock (or Redeemed Units Equivalent, if applicable) (together with any Corresponding Rights) applicable to any Share Settlement or Cash Settlement shall not be adjusted on account of any Distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Class A Common Stock; provided, however, that if a Redeeming Member causes the Company to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any Distribution with respect to the Redeemed Units but prior to payment of such Distribution, the Redeeming Member shall be entitled to receive such Distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Member Transferred and surrendered the Redeemed Units to the Company prior to such date; provided, further, however, that a Redeeming Member shall be entitled to receive any and all Tax Distributions that such Redeeming Member otherwise would have received in respect of income allocated to such Member for the portion of any Fiscal Year irrespective of whether such Tax Distribution(s) are declared or made after the Redemption Date.
(f)    In the case of a Share Settlement, in the event a reclassification or other similar transaction occurs following delivery of a Redemption Notice, but prior to the Redemption Date, as a result of which shares of Class A Common Stock are converted into another security, then a Redeeming Member shall be entitled to receive the amount of such other security (and, if applicable, any Corresponding Rights) that the Redeeming Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction.

(g)    Notwithstanding anything to the contrary contained herein, neither the Company nor the Corporation shall be obligated to effectuate a Redemption if such Redemption could (as determined in the sole discretion of the Manager) cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or successor provisions of the Code.
(h)    Notwithstanding anything to the contrary contained in this Agreement, (i) neither the Company nor the Corporation shall be obligated to effectuate a Redemption during a Restricted Fiscal Year if the Company reasonably expects that following such Redemption, more than ten percent (10%) of the outstanding Common Units (determined without reference to the Corporation’s Common Units) will be considered transferred during such Restricted Fiscal Year for purposes of Treasury Regulations Section 1.7704-1(f)(3), and (ii) no Member other than the HON Member or the CQH Member may exercise its Redemption Right more than once per calendar month.
Section 11.02    Election and Contribution of the Corporation. Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 11.01(c), or has revoked or delayed a Redemption as provided in Section 11.01(d), subject to Section 11.03, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Corporation shall make a Capital Contribution to the Company (in the form of the Share Settlement or the Cash Settlement, as determined by the Corporation in accordance with Section 11.01(b)) and (ii) the Company shall issue to the Corporation a number of Common Units equal to (A) in the case of a Share Settlement, the number of Redeemed Units surrendered by the Redeeming Member and (B) in the case of a Cash Settlement the number of shares of Class A Common Stock issued (or to be issued) by the Corporation in the IPO or Qualified Offering that provided the funds to effect the Cash Settlement in accordance with the proviso in the definition of “Cash Settlement”. Notwithstanding any other provisions of this Agreement to the contrary, but subject to Section 11.03, in the event that the Corporation elects a Cash Settlement, the Corporation shall only be obligated to contribute to the Company an amount in respect of such Cash Settlement equal to the Redeemed Units Equivalent with respect to such Cash Settlement, which in no event shall exceed the amount actually paid by the Company to the Redeeming Member as the Cash Settlement. The timely delivery of a Retraction Notice shall terminate all of the Company’s and the Corporation’s rights and obligations under this Section 11.02 arising from the Redemption Notice.
Section 11.03    Direct Exchange Right of the Corporation.
(a)    Notwithstanding anything to the contrary in this Article XI (save for the limitations set forth in Section 11.01(b) regarding the Corporation’s option to select the Share Settlement or the Cash Settlement and without limitation to the rights of the Members under Section 11.01, including the right to revoke a Redemption Notice or otherwise alter or delay the consummation of a Redemption), the Corporation may, in its sole and absolute discretion (as determined solely by the Disinterested Majority) (subject to the limitations set forth on such discretion in Section 11.01(b)), elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or the Cash Settlement, as the case may be, through a direct exchange of such Redeemed Units and the Share Settlement or the Cash Settlement, as applicable, between the Redeeming Member and the Corporation (a “Direct Exchange”) (rather than contributing the Share Settlement or the Cash Settlement, as the case may be, to the Company in accordance with Section 11.02 for purposes of the Company redeeming the Redeemed Units from the Redeeming Member in consideration of the Share Settlement or the Cash Settlement, as applicable). Upon such Direct Exchange pursuant to this Section 11.03, the Corporation shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Units. In connection with any Direct Exchange, the Company is hereby authorized to execute, deliver and perform, and the Manager or any officer of the Company on behalf of the Company is hereby authorized to execute and deliver, any unit and share transfer and cancellation agreement (or similar document) and any documents contemplated thereby or related thereto and any amendments thereto, without any further act, vote or approval of any Person, including any Member, notwithstanding any other provision of this Agreement.
(b)    The Corporation may, at any time prior to a Redemption Date (including after delivery of an Election Notice pursuant to Section 11.01(b)), deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its right to consummate a Direct Exchange; provided, that such election is subject to the limitations set forth in Section 11.01(b) and does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by the Corporation at any time; provided, that any such revocation does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all of the Redeemed Units that would have otherwise been subject to a Redemption.
(c)    Except as otherwise provided by this Section 11.03, a Direct Exchange shall be consummated pursuant to the same timeframe as the relevant Redemption would have been consummated if the Corporation had not delivered an Exchange Election Notice and as follows:
(i)    the Redeeming Member shall transfer, assign and surrender, as applicable, free and clear of all liens and encumbrances (x) the Redeemed Units and (y) a number of shares of Class B Common Stock (together with any Corresponding Rights), equal to the number of Redeemed Units, to the extent applicable, in each case, to the Corporation;
(ii)    the Corporation shall (x) pay to the Redeeming Member the Share Settlement or the Cash Settlement, as applicable, (y) cancel and retire for no consideration the shares of Class B Common Stock (together with any Corresponding Rights), that were Transferred to the Corporation pursuant to Section 11.03(c)(i)(y) above and (z) to the extent the Redeeming Member holds certificated Class B Common Stock issue to the Redeeming Member a certificate for a number of shares of Class B Common Stock equal to the difference (if any) between the number of shares of Class B Common Stock evidenced by the certificate surrendered by the Redeeming Member and the Redeemed Units; and

(iii)    the Company shall (x) register the Corporation as the owner of the Redeemed Units and (y) if the Common Units are certificated, issue to the Redeeming Member a certificate for a number of Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to Section 11.03(c)(i)(x) and the Redeemed Units and issue to the Corporation a certificate for the number of Redeemed Units.
Section 11.04    Reservation of Shares of Class A Common Stock; Listing; Certificate of the Corporation. At all times the Corporation shall reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon a Share Settlement in connection with a Redemption or Direct Exchange, such number of shares of Class A Common Stock as shall be issuable upon any such Share Settlement pursuant to a Redemption or Direct Exchange; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Share Settlement pursuant to a Redemption or Direct Exchange by delivery of purchased Class A Common Stock (which may or may not be held in the treasury of the Corporation), or by way of Cash Settlement. The Corporation shall deliver Class A Common Stock that has been registered under the Securities Act with respect to any Share Settlement pursuant to a Redemption or Direct Exchange to the extent a registration statement is effective and available with respect to such shares. The Corporation shall use its commercially reasonable efforts to list the Class A Common Stock required to be delivered upon any such Share Settlement pursuant to a Redemption or Direct Exchange prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Share Settlement pursuant to a Redemption or Direct Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws). The Corporation covenants that all shares of Class A Common Stock issued in connection with a Share Settlement pursuant to a Redemption or Direct Exchange will, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this Article XI shall be interpreted and applied in a manner consistent with any corresponding provisions of the Corporation’s certificate of incorporation (if any).
Section 11.05    Effect of Exercise of Redemption or Direct Exchange. This Agreement shall continue notwithstanding the consummation of a Redemption or Direct Exchange by a Member and all rights set forth herein shall continue in effect with respect to the remaining Members and, to the extent the Redeeming Member has any remaining Units following such Redemption or Direct Exchange, the Redeeming Member. No Redemption or Direct Exchange shall relieve a Redeeming Member of any prior breach of this Agreement by such Redeeming Member.
Section 11.06    Tax Treatment.
(a)    In connection with any Redemption or Direct Exchange, the Redeeming Member shall, to the extent it is legally entitled to deliver such form, deliver to the Corporation or the Company, as applicable, a certificate, dated as of the Redemption Date, in a form reasonably acceptable to the Corporation or the Company, as applicable, certifying as to such Redeeming

Member’s taxpayer identification number and that such Redeeming Member is not a foreign person for purposes of Section 1445 and Section 1446(f) of the Code (which certificate may be an IRS Form W-9 if then sufficient for such purposes under applicable Law) (such certificate a “Non-Foreign Person Certificate”). If a Redeeming Member is unable to provide a Non-Foreign Person Certificate in connection with a Redemption or a Direct Exchange, then such Redeeming Member and the Company shall cooperate to provide any other certification or determination described in Treasury Regulations Sections 1.1446(f)-2(b) and 1.1446(f)-2(c) or otherwise permitted under applicable Law at the time of such Redemption or Direct Exchange and, subject to Section 11.06(b), the Corporation or the Company, as applicable, shall be permitted to withhold on the amount realized by such Redeeming Member in respect of such Redemption or Direct Exchange (including withholding shares or other equity securities, if applicable) to the extent required under Section 1446(f) of the Code and Treasury Regulations promulgated thereunder after taking into account the certificate or other determination provided pursuant the preceding sentence. If a Redeeming Member is unable to provide a Non-Foreign Person Certificate in connection with a Redemption or a Direct Exchange, then upon request of the Redeeming Member and to the extent permitted under applicable Law, the Company shall deliver a certificate pursuant to Treasury Regulations Section 1.1445-11T(d)(2) certifying that fifty percent (50%) or more of the value of the gross assets of the Company does not consist of “U.S. real property interests” (as used in Treasury Regulations Section 1.1445-11T), or that ninety percent (90%) or more of the value of the gross assets of the Company does not consist of “U.S. real property interests” plus “cash or cash equivalents” (as used in Treasury Regulations Section 1.1445-11T). Notwithstanding the foregoing, if the Company is not legally entitled to provide the certificate described in the preceding sentence, then the Corporation shall be permitted to withhold on the amount realized by such Redeeming Member in respect of such Redemption or Direct Exchange (including withholding shares or other equity securities, if applicable) to the extent required under Section 1445 of the Code and Treasury Regulations.
(b)    Prior to making any withholding under Section 1446(f) of the Code in connection with any Redemption or Direct Exchange by the CQH Member, the Company and the Corporation shall (i) provide the CQH Member and its tax advisors, no later than twenty (20) Business Days prior to the applicable Redemption Date (or, if the applicable Redemption Date is fewer than twenty (20) Business Days after delivery of the Redemption Notice or Exchange Election Notice, as promptly as practicable after delivery thereof), a written calculation setting forth in reasonable detail the Company’s and the Corporation’s proposed determination of whether withholding is required under Section 1446(f) of the Code and the amount, if any, proposed to be withheld, including the amount realized, the CQH Member’s share of Company liabilities, any portion of gain that would be treated as effectively connected gain under Section 864(c)(8) of the Code, together with reasonable supporting information, (ii) reasonably consult with the CQH Member and its tax advisors regarding such calculation, and (iii) consider in good faith any comments to the written calculation provided by the CQH Member and its tax advisors. The Company and the Corporation shall not withhold any amount under Section 1446(f) of the Code in excess of the amount determined pursuant to this Section 11.06(b).
(c)    Unless otherwise required by applicable Law, the parties hereto acknowledge and agree that a Redemption or a Direct Exchange, as the case may be, shall be treated as a direct exchange of a Share Settlement or a Cash Settlement, as applicable, on the one hand, and the Redeemed Units, on the other hand, between the Corporation and the Redeeming Member for U.S. federal and applicable state and local income tax purposes.
ARTICLE XII.
ADMISSION OF MEMBERS
Section 12.01    Substituted Members. Subject to the provisions of Article X hereof, in connection with the Permitted Transfer of a Unit hereunder, the Permitted Transferee shall become a Substituted Member on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer and such admission shall be shown on the books and records of the Company, including the Schedule of Members.
Section 12.02    Additional Members. Subject to the provisions of Article X hereof, any Person that is not a Member as of the Effective Date may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) only upon furnishing to the Manager (a) duly executed Joinder and counterparts to any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as may reasonably be requested by the Manager). Such admission shall become effective on the date on which the Manager determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company, including the Schedule of Members.
ARTICLE XIII.
WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS
Section 13.01    Withdrawal and Resignation of Members. Except in the event of Transfers pursuant to Section 10.06 or redemptions pursuant to Section 3.04 or Article XI and the Manager’s right to resign pursuant to Section 6.03, no Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XIV. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Manager upon or following the dissolution and winding up of the Company pursuant to Article XIV, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to Article XIV, shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member. Upon a Transfer of all of a Member’s Units in a Transfer or a redemption of all of a Member’s Units, in each case as permitted by this Agreement, subject to the provisions of Section 10.06, such Member shall cease to be a Member.

ARTICLE XIV.
DISSOLUTION AND LIQUIDATION
Section 14.01    Dissolution. The Company shall not be dissolved solely by the admission of Additional Members or Substituted Members or the attempted withdrawal, removal, dissolution, bankruptcy or resignation of a Member. The Company shall dissolve and its affairs shall be wound up only upon (each, a “Liquidating Event”):
(a)    the decision of the Manager together with the written approval of the Members holding a majority of the Units then outstanding to dissolve the Company (excluding for purposes of such calculation the Corporation and all Units held directly or indirectly by it);
(b)    a dissolution of the Company under Section 18-801(a)(4) of the Delaware Act, unless the Company is continued without dissolution pursuant thereto; or
(c)    the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.
Except as otherwise set forth in this Article XIV, the Company is intended to have perpetual existence. An Event of Withdrawal shall not in and of itself cause a dissolution of the Company and the Company shall, to the fullest extent permitted by Law, continue in existence without dissolution subject to the terms and conditions of this Agreement.
Section 14.02    Winding Up. Subject to Section 14.05, on dissolution of the Company, the Manager shall act as liquidating trustee or may appoint one or more Persons as liquidating trustee (each such Person, a “Liquidator”). The Liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as an expense of the Company. Until final distribution, the Liquidators shall, to the fullest extent permitted by applicable Law, continue to operate the properties of the Company with all of the power and authority of the Manager. The steps to be accomplished by the Liquidators are as follows:
(a)    as promptly as possible after dissolution and again after final liquidation, the Liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;
(b)    the Liquidators shall pay, satisfy or discharge from the Company’s funds or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent, conditional and unmatured liabilities in such amount and for such term as the Liquidators may reasonably determine) the following: first, all of the debts, liabilities and obligations of the Company owed to creditors other than the Members, including all expenses incurred in connection with the liquidation and winding up of the Company; and second, all of the debts, liabilities and obligations of the Company owed to the

Members (other than any payments or distributions owed to such Members in their capacity as Members pursuant to this Agreement); and
(c)    following satisfaction of the Company’s debts, liabilities and obligations pursuant to the foregoing Section 14.02(b), all remaining assets of the Company shall be distributed to the Members in accordance with Section 4.01(a)(i) by the end of the Taxable Year during which the liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the liquidation).
The distribution of cash and/or property to the Members in accordance with the provisions of this Section 14.02 and Section 14.03 below shall constitute a complete return to the Members of their Capital Contributions, a complete distribution to the Members of their interest in the Company and all of the Company’s property and shall constitute a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.
Section 14.03    Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the Liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the Liquidators may, in their sole discretion and to the fullest extent permitted by applicable Law, defer for a reasonable time the liquidation of any assets except those necessary to satisfy the Company’s liabilities (other than loans to the Company by any Member(s)) and reserves. Subject to the order of priorities set forth in Section 14.02, the Liquidators may, with the written approval of (i) both the HON Member and the CQH Member, at any time that the HON Member and the CQH Member continue to hold a majority of the Units then outstanding (excluding in each case for purposes of such calculations the Corporation and all Units held directly or indirectly by it) and (ii) the Members holding a majority of the Units then outstanding, at any other time (excluding for purposes of such calculation the Corporation and all Units held directly or indirectly by it), distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining assets in-kind of the Company in accordance with the provisions of Section 14.02(c), (b) as tenants in common and in accordance with the provisions of Section 14.02(c), undivided interests in all or any portion of such assets of the Company or (c) a combination of the foregoing. Any such Distributions in-kind shall be subject to (y) such conditions relating to the disposition and management of such assets as the Liquidators deem reasonable and equitable and (z) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any assets of the Company distributed in kind will first be written up or down to their Fair Market Value, thus creating Net Profit or Net Loss (if any), which shall be allocated in accordance with Article V. The Liquidators shall determine the Fair Market Value of any property distributed.
Section 14.04    Cancellation of Certificate. On completion of the winding up of the Company as provided herein, the Manager (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation of the Certificate of Formation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that should be canceled and take such other actions as may be necessary to terminate the existence of the Company. The Company shall continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.
Section 14.05    Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 14.02 and Section 14.03 in order to minimize any losses otherwise attendant upon such winding up.
Section 14.06    Return of Capital. The Liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from assets of the Company).
ARTICLE XV.
GENERAL PROVISIONS
Section 15.01    Power of Attorney.
(a)    Each Member hereby constitutes and appoints the Manager (or the Liquidator, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:
(i)    execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Manager deems appropriate or necessary to form, qualify or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property, (B) all conveyances and other instruments or documents which the Manager deems appropriate or necessary to reflect the dissolution, winding up and termination of the Company pursuant to the terms of this Agreement, including a certificate of cancellation and (C) all instruments relating to the admission, substitution or resignation of any Member pursuant to Article XII or Article XIII; and
(ii)    sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder.
(b)    The foregoing power of attorney coupled with an interest and, to the fullest extent permitted by Law, is irrevocable, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the transfer of all or any portion of his, her or its Units and shall extend to such Member’s heirs, successors, assigns and personal representatives.

Section 15.02    Confidentiality.
(a)    Each of the Members (other than the Corporation) agrees to hold the Company’s Confidential Information in confidence and may not disclose or use such information except as otherwise authorized separately in writing by the Manager. “Confidential Information” as used herein includes all information concerning the Corporation, the Company or their Subsidiaries, in whatever form, whether written, electronic or oral, including, but not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Corporation’s and/or the Company’s business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which either the Corporation or the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Corporation’s and/or the Company’s business. With respect to each Member, Confidential Information does not include information or material that: (a) is or becomes generally available to the public other than as a direct or indirect result of a disclosure by such Member or its Affiliates or representatives, (b) is or becomes available to such Member from a source other than the Corporation, the Company or their respective representatives, provided, that such source is not and was not known to such Member to be bound by a confidentiality agreement with or any other contractual, fiduciary or other legal obligation of confidentiality to, the Corporation, the Company or any of their respective Affiliates or representatives, (c) is approved for release by written authorization of the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company or of the Corporation, or any other officer designated by the Manager or (d) is or becomes independently developed by such Member or its respective representatives without use of or reference to the Confidential Information.
(b)    Solely to the extent it is reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement, any Other Agreement or any other agreement to which such Member is party with the Corporation, the Company or any of its Subsidiaries, each of the Members may disclose Confidential Information to its Subsidiaries, Affiliates, partners, members, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents, on the condition that such Persons keep the Confidential Information confidential to the same extent as such Member is required to keep the Confidential Information confidential; provided, that such Member shall remain liable with respect to any breach of this Section 15.02 by any such Subsidiaries, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents (as if such Persons were party to this Agreement for purposes of this Section 15.02).
(c)    Notwithstanding Section 15.02(a) or Section 15.02(b), each of the Members may disclose Confidential Information (i) to the extent that such Member is required by Law (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information or to regulatory authorities requesting information from such Member, (ii) for purposes of reporting to its stockholders and direct and indirect equity holders (each of whom are bound by customary confidentiality obligations) the performance of the Company and its Subsidiaries and for purposes of including applicable information in its financial statements to the extent required by applicable Law or applicable accounting standards or (iii) to any bona fide prospective purchaser of the equity or assets of a Member or the Units held by such Member or a prospective merger partner of such Member (provided, that (i) such Persons will be informed by such Member of the confidential nature of such information and shall agree in writing to keep such information confidential in accordance with the contents of this Agreement and (ii) each Member will be liable for any breaches of this Section 15.02 by any such Persons (as if such Persons were party to this Agreement for purposes of this Section 15.02)). Notwithstanding any of the foregoing, nothing in this Section 15.02 will restrict in any manner the ability of the Corporation to comply with its disclosure obligations under Law and the extent to which any Confidential Information is necessary or desirable to disclose.
Section 15.03    Amendments. Except as otherwise contemplated by this Agreement, this Agreement may be amended or modified upon the prior written consent of the Manager, together with the prior written consent of the holders of a majority of the Units then outstanding (excluding all Units held directly or indirectly by the Corporation). Notwithstanding the foregoing, no amendment or modification:
(a)    to this Section 15.03 that would adversely affect the Members may be made without the prior written consent of the Manager and each of the Members;
(b)    to any of the terms and conditions of this Agreement, which terms and conditions expressly require the approval or action of certain Persons, may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter; and
(c)    to any of the terms and conditions of this Agreement which would (A) reduce the amounts distributable to a Member pursuant to Article IV and Article XIV in a manner that is not pro rata with respect to all Members, (B) increase the liabilities of such Member hereunder, (C) otherwise adversely affect in any material respect a holder of Units in a manner materially disproportionate to any other holder of Units (other than amendments, modifications and waivers necessary to implement the provisions of Article XII) or (D) adversely affect in any material respect the rights of any Member under Section 7.01 or Article XI, shall be effective against such affected Member or holder of Units, as the case may be, without the prior written consent of such Member or holder of Units, as the case may be.
Notwithstanding any of the foregoing, the Manager may make any amendment to this Agreement (i) of an administrative nature that is necessary in order to implement the substantive provisions hereof, without the consent of any other Member; provided, that any such amendment does not adversely change the rights of the Members hereunder in any respect or (ii) to reflect any changes to the Class A Common Stock or Class B Common Stock or the issuance of any other capital stock of the Corporation without the consent of any Member or any other Person. The Manager shall deliver a copy of any amendment or modification to this Agreement that does not receive the consent of all Members promptly (but in any event within thirty (30) days) after the effectiveness thereof to all Members that did not consent to such amendment or modification.

Section 15.04    Title to Company Assets. Company assets shall be owned by the Company as an entity and no Member, individually or collectively, shall have any ownership interest in such assets of the Company or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All assets of the Company shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.
Section 15.05    Addresses and Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or when received in the form of an electronic transmission (receipt confirmation requested) and shall be directed to the address set forth or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the Company or the sending party.
To the Company:
Quantinuum Holdings, LLC
303 S Technology Court
Broomfield, CO 80021
Attention: Nitesh Sharan, Chief Financial Officer
Phone: [ ● ]
Email: [ ● ]
with a copy (which copy shall not constitute notice) to:
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attention: Ryan Maierson, Cathy Birkeland and Max Schleusener
Phone: [ ● ]
Email: [ ● ]
To the Corporation:
Quantinuum Inc.
303 S Technology Court
Broomfield, CO 80021
Attention: Dr. Rajeeb Hazra, Chief Executive Officer, and Nitesh Sharan, Chief Financial Officer
Phone: [ ● ]
Email: [ ● ]

with a copy (which copy shall not constitute notice) to:
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attention: Ryan Maierson, Cathy Birkeland and Max Schleusener
Phone: [ ● ]
Email: [ ● ]
To the Members, as set forth on Schedule 1.
Section 15.06    Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 15.07    Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company (other than Indemnified Persons) or any of its Affiliates and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Net Profits, Net Losses, Distributions, capital or property of the Company other than as a secured creditor.
Section 15.08    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
Section 15.09    Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.
Section 15.10    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any suit, dispute, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be heard in the state or federal courts of the State of Delaware and the parties hereby consent to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT) AND SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY

PERSONALLY WITHIN THE STATE OF DELAWARE. WITHOUT LIMITING THE FOREGOING, TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES AGREE THAT SERVICE OF PROCESS UPON SUCH PARTY AT THE ADDRESS REFERRED TO IN SECTION 15.05 (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT), TOGETHER WITH WRITTEN NOTICE OF SUCH SERVICE TO SUCH PARTY, SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY.
Section 15.11    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
Section 15.12    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 15.13    Execution and Delivery by Electronic Signature and Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby or entered into by the Company in accordance herewith and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic signature and/or electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic signature or electronic transmission to execute and/or deliver a document or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.
Section 15.14    Right of Offset. Whenever the Company or the Corporation is to pay any sum (other than pursuant to Article IV) to any Member, any amounts that such Member owes to the Company or the Corporation which are not the subject of a good faith dispute may be deducted from that sum before payment. For the avoidance of doubt, the distribution of Units to the Corporation shall not be subject to this Section 15.14.
Section 15.15    Entire Agreement. This Agreement, those documents expressly referred to herein (including the Registration Rights Agreement and the Tax Receivable Agreement), any indemnity agreements entered into in connection with the limited liability company agreement governing the Company prior to the Effective Date with any member of the board of directors, board of managers or other management body at that time and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Original LLC Agreement is superseded in its entirety by this Agreement as of the Effective Date and shall be of no further force and effect thereafter, except to the extent reference thereto is contemplated in this Agreement and only for such limited purposes as stated herein.
Section 15.16    Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.
Section 15.17    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. Each of the parties hereto agrees that they have been represented by independent counsel of its own choice during the negotiation and execution of this Agreement and the parties hereto and their counsel have participated jointly in the negotiation and drafting of this Agreement. To the fullest extent permitted by Law, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amended and Restated Limited Liability Company Agreement as of the date first written above.

COMPANY:

QUANTINUUM HOLDINGS, LLC

By:
Name:
Title:

MANAGER:

QUANTINUUM INC.

By:
Name:
Title:

MEMBERS:

[ ● ]

By:
Name:
Title:

SCHEDULE 1
SCHEDULE OF MEMBERS

Member	Common Units

Exhibit A
FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT, dated as of _________________, 20___ (this “Joinder”), is delivered pursuant to that certain Amended and Restated Limited Liability Company Agreement of Quantinuum Holdings, LLC, a Delaware limited liability company (the “Company”), dated as of [ ● ], 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”) by and among the Company, Quantinuum Inc., a Delaware corporation and the sole managing member of the Company (the “Corporation”) and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement.
1.    Joinder to the LLC Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is and hereafter will be a Member under the LLC Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the LLC Agreement as if it had been a signatory thereto as of the date thereof. The undersigned hereby acknowledges, agrees and confirms that it has received a copy of the LLC Agreement and has reviewed the same and understands its contents.
2.    Incorporation by Reference. All terms and conditions of the LLC Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.
3.    Address. All notices under the LLC Agreement to the undersigned shall be direct to:
[Name]
[Address]
[City, State, Zip Code]
Attn:
Facsimile:
E-mail:
IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:
Name:
Title:

Acknowledged and agreed as of the date first set forth above:

QUANTINUUM HOLDINGS, LLC

By: QUANTINUUM INC., its Manager

By:
Name:
Title:

Exhibit B-1
FORM OF AGREEMENT AND CONSENT OF SPOUSE
The undersigned spouse of _____________________________ (the “Member”), a party to that certain Amended and Restated Limited Liability Company Agreement of Quantinuum Holdings, LLC, a Delaware limited liability company (the “Company”), dated as of [ ● ], 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among the Company, Quantinuum Inc., a Delaware corporation and the sole managing member of the Company and each of the Members from time to time party thereto (capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Agreement), acknowledges on his or her own behalf that:
I have read the Agreement and understand its contents. I acknowledge and understand that under the Agreement, any interest I may have, community property or otherwise, in the Units owned by the Member is subject to the terms of the Agreement, which include certain restrictions on Transfer.
I hereby consent to and approve the Agreement. I agree that said Units and any interest I may have, community property or otherwise, in such Units are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement on said Units or any interest I may have, community property or otherwise, in said Units.
I hereby acknowledge that the meaning and legal consequences of the Agreement have been explained fully to me and are understood by me and that I am signing this Agreement and consent without any duress and of free will.
Dated: _____________________________

[NAME OF SPOUSE]

By:
Name:

Exhibit B-2
FORM OF SPOUSE’S CONFIRMATION OF SEPARATE PROPERTY
I, the undersigned, the spouse of _____________________________ (the “Member”), who is a party to that certain Amended and Restated Limited Liability Company Agreement of Quantinuum Holdings, LLC, a Delaware limited liability company (the “Company”), dated as of [ ● ], 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among the Company, Quantinuum Inc., a Delaware corporation and the sole managing member of the Company and each of the Members from time to time party thereto (capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Agreement), acknowledge and confirm that the Units owned by said Member are the sole and separate property of said Member and I hereby disclaim any interest in same.
I hereby acknowledge that the meaning and legal consequences of this Member’s spouse’s confirmation of separate property have been fully explained to me and are understood by me and that I am signing this Member’s spouse’s confirmation of separate property without any duress and of free will.
Dated: _____________________________

[NAME OF SPOUSE]

By:
Name:

Exhibit C
POLICY REGARDING CERTAIN EQUITY ISSUANCES